UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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VeriFone Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Materials
Subject to Completion

The approximate date on which definitive copies of this proxy statement and accompanying proxy are intended to be released to stockholders is February 17, 2006.

2099 Gateway Place, Suite 600
San Jose, CA 95110

February 17, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of VeriFone Holdings, Inc. We will hold the meeting on Wednesday, March 22, 2006 at 2:00 p.m., local time, at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. As a stockholder, you will be asked to vote on a number of important matters. We encourage you to vote on all matters listed in the enclosed Notice of Annual Meeting of Stockholders. The Board of Directors recommends a vote FOR the proposals listed as proposals 1 through 4 in the Notice.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by phone, over the Internet, or by completing, signing, dating and returning your proxy in the enclosed envelope.

Sincerely,

Douglas G. Bergeron
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY
BY TELEPHONE, INTERNET OR MAIL.

2099 Gateway Place, Suite 600
San Jose, CA 95110

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders of VeriFone Holdings, Inc.:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of VeriFone Holdings, Inc. (“VeriFone”) will be held on March 22, 2006 at 2:00 p.m., local time, at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110, to conduct the following items of business:

1.                To elect six directors to our Board of Directors for one-year terms.

2.                To ratify the selection of Ernst & Young LLP as VeriFone’s independent registered public accounting firm for its fiscal year ending October 31, 2006.

3.                To approve the VeriFone Bonus Plan.

4.                To approve the VeriFone 2006 Equity Incentive Plan.

5.                To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing business items are described more fully in the Proxy Statement accompanying this Notice.

The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof, was the close of business on February 3, 2006. A list of stockholders entitled to vote at the 2006 Annual Meeting will be available for inspection during the ten days prior to the Annual Meeting, during ordinary business hours, at VeriFone’s principal offices, 2099 Gateway Place, Suite 600, San Jose, CA, 95110, as well as at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To enter the meeting, you will need an admission ticket as well as a form of personal identification. If you hold shares in street name (the name of a bank, broker or other nominee) you should bring either a copy of the voting instruction card provided by your broker or nominee or a recent brokerage statement showing your ownership as of February 3, 2006.  Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

Whether or not you plan to attend the Annual Meeting, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN YOUR PROXY VIA THE INTERNET OR BY TELEPHONE OR TO MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

David Turnbull
Secretary
February 17, 2006

Table of Contents

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS	2
PROCEDURAL INFORMATION	4
DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE	7
PROPOSAL 1: ELECTION OF DIRECTORS	13
Report of the Compensation Committee	16
Report of the Corporate Governance and Nominating Committee	19
Report of the Audit Committee	20
Executive Compensation	21
Employment Contracts and Change of Control Arrangements	22
Equity Compensation Plan Information	26
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationships and Related Transactions	30
Stock Price Performance	35
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
PROPOSAL 3: APPROVAL OF THE VERIFONE BONUS PLAN	37
PROPOSAL 4: APPROVAL OF THE VERIFONE 2006 EQUITY INCENTIVE PLAN	39
OTHER MATTERS	42
ANNEX A: AUDIT COMMITTEE CHARTER	A-1
ANNEX B: VERIFONE BONUS PLAN	B-1
ANNEX C: VERIFONE 2006 EQUITY INCENTIVE PLAN	C-1

VERIFONE HOLDINGS, INC.
2099 Gateway Place, Suite 600
San Jose, CA 95110

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL INFORMATION

General

VeriFone Holdings, Inc. (“VeriFone”, the “Company”, “we” or “our”) is furnishing this Proxy Statement to the holders of its common stock, par value $0.01 per share, in connection with the solicitation by its Board of Directors of proxies to be voted at its 2006 Annual Meeting of Stockholders on Wednesday, March 22, 2006 at 2:00 p.m., local time, and at any adjournments or postponements therefor, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110.

The Notice of Annual Meeting, Proxy Statement and form of proxy, together with VeriFone’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, are first being sent to stockholders on or about February 17, 2006. VeriFone’s Annual Report is not a part of this Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting in person. An admission ticket as well as a form of personal identification are needed to enter the meeting. Stockholders that hold shares in street name (that is, through a bank, broker or other nominee) should bring with them either a copy of the voting instruction card provided by their broker or nominee or a recent brokerage statement confirming their ownership as of February 3, 2006.

Record Date; Voting Rights

Only stockholders of record as of the close of business on February 3, 2006 will be entitled to vote at the Annual Meeting. On that date, there were             shares of common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by      stockholders of record. For information regarding security ownership by management and by beneficial owners of more than 5% of VeriFone’s common stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Voting; Revocation of Proxies

The shares represented by valid proxies received and not revoked will be voted at the Annual Meeting. If you execute the enclosed proxy card but do not give instructions, your shares will be voted as follows: FOR the election of our director nominees, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2006, FOR the approval of the VeriFone Bonus Plan, FOR the approval of the VeriFone 2006 Equity Incentive Plan, and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

A proxy may be revoked at any time before it is voted by (i) delivering a written notice of revocation to our Secretary at 2099 Gateway Place, Suite 600, San Jose, CA, 95110, (ii) subsequently submitting a duly executed proxy bearing a later date than that of the previously submitted proxy (including by telephone or the Internet), or (iii) attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke your previously submitted proxy.

Quorum

The holders of a majority of the outstanding shares of common stock on February 3, 2006, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are treated as present for quorum purposes.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. “Broker non-votes” are treated as present for purposes of determining a quorum but are not counted as withheld votes, votes against the matter in question, or as abstentions, nor are they counted in determining the number of votes present for a particular matter.

Under the rules of the Nasdaq Stock Market and the New York Stock Exchange (“NYSE”), if your broker holds shares in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, generally will be entitled to vote your shares on the election of directors and the ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm, but not on the approval of the VeriFone Bonus Plan or the VeriFone 2006 Equity Incentive Plan.

Voting Requirements

The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote
• Election of directors.	• For each nominee, a plurality of the votes cast “for” or “withheld” from such nominee; accordingly the six nominees receiving the highest number of votes “for” will be elected.
• Ratification of appointment of Ernst & Young LLP as VeriFone’s independent registered public accounting firm.	• A majority of the votes cast “for” or “against” ratification.
• Approval of the VeriFone Bonus Plan.	• A majority of the votes cast “for” or “against” approval.
• Approval of the VeriFone 2006 Equity Incentive Plan.	• A majority of the votes cast “for” or “against” approval.

Proxy Solicitation

VeriFone will pay the costs of soliciting proxies. In addition to the use of mails, proxies may be solicited by personal or telephone conversation, telegram, facsimile, posting on VeriFone’s website, http://www.verifone.com, and by the directors, officers and employees of VeriFone, for which they will not receive additional compensation. VeriFone may reimburse brokerage firms and other owners representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Proxies and ballots will be received and tabulated by ADP Investor Communication Services, VeriFone’s inspectors of election for the Annual Meeting. The inspectors of election will treat shares of common stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining or withholding on any or all matters.

Voting by Mail, via the Internet or by Telephone

If you hold your shares in your own name as a holder of record, you may vote your shares by mailing in a completed proxy card or by following the instructions for voting via the Internet or by telephone that are set forth on the proxy card. To vote by mailing a proxy card, sign and return the proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. The Internet and telephone voting procedures are designed to authenticate each stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote via the Internet or telephone, you do not need to return your proxy card. Stockholders voting via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Votes submitted by mail, via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on March 21, 2006. Submitting your vote by mail, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from your bank or brokerage firm that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the telephone or via the Internet. If telephone or Internet voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.

Stockholder Proposals for the 2007 Annual Meeting

In the event that a stockholder wishes to have a proposal considered for presentation at our 2007 Annual Meeting and included in our proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded to our Secretary so that it is received no later than November 22, 2006. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Under our bylaws, if a stockholder, rather than including a proposal in the proxy statement as discussed above, seeks to propose business for consideration at that meeting, notice must be received by the Secretary at our principal executive offices at 2099 Gateway Place, Suite 600, San Jose, CA, 95110, not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. To be timely for the 2007 Annual Meeting, the notice must be received by the Secretary no later than December 22, 2006. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

Director Independence

For a member of our Board of Directors (the “Board”) to be considered independent under the NYSE rules, the Board must determine that the director does not have a material relationship with VeriFone and/or its consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities).  The Board has determined that a majority of its members are independent under NYSE rules.

Our Board has undertaken a review of the independence of directors nominated for election at the 2006 Annual Meeting in accordance with standards that the Board and the Corporate Governance and Nominating Committee have established to assist the Board in making independence determinations. Any relationship listed under the heading “Material Relationships” below will, if present, be deemed material for the purposes of determining director independence. If a director has any relationship that is considered material, the director will not be considered independent. Any relationship listed under the heading “Immaterial Relationships” below will be considered categorically immaterial for the purposes of determining director independence. Multiple “Immaterial Relationships” will not collectively create a material relationship that would cause the director to not be considered independent. In addition, the fact that a particular relationship is not addressed under the heading “Immaterial Relationships” will not automatically cause a director to not be independent. If a particular relationship is not addressed under the standards established by the Board, the Board will review all of the facts and circumstances of the relationship to determine whether or not the relationship, in the Board’s judgment, is material.

Material Relationships

Any of the following shall be considered material relationships that would prevent a director from being determined to be independent:

Auditor Affiliation.   The director is a current partner or employee of VeriFone’s internal or external auditor or a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) is a current employee of such auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or a current partner of such auditor. Or, the director or an immediate family member of the director was a partner or employee of the firm who personally worked on VeriFone’s audit within the last five years.

Business Transactions.   The director is an employee of another entity that, during any one of the past five years, received payments from VeriFone, or made payments to VeriFone, for property or services that exceeded the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues. Or, a member of the director’s immediate family has been an executive officer of another entity that, during any one of the past five years, received payments from VeriFone, or made payments to VeriFone, for property or services that exceeded the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues.

Employment.   The director was an employee of VeriFone at any time during the past five years or a member of the director’s immediate family was an executive officer of VeriFone in the prior five years.

Interlocking Directorships.   During the past five years, the director or an immediate family member of the director was employed as an executive officer by another entity where one of VeriFone’s current executive officers served at the same time on the compensation committee.

Other Compensation.   A director or an immediate family member of a director received more than $100,000 per year in direct compensation from VeriFone, other than director and committee fees, in the past five years.

Professional Services.   A director is (i) a partner of or of counsel to a law firm that performs substantial legal services to VeriFone on a regular basis or (ii) a partner or officer of an investment bank or consulting firm that performs substantial services to VeriFone on a regular basis.

Immaterial Relationships

The following relationships shall be considered immaterial for purposes of determining director independence:

Affiliate of Stockholder.   A relationship arising solely from a director’s status as an executive officer, principal, equity owner or employee of an entity that is a stockholder of VeriFone.

Certain Business Transactions.   A relationship arising solely from a director’s status as an executive officer, employee or equity owner of an entity that has made payments to or received payments from VeriFone for property or services shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during such other entity’s last five fiscal years are not in excess of the greater of $1 million or 2% of such other entity’s annual consolidated gross revenues.

Director Fees.   The receipt by a director of director and committee fees from VeriFone.

Other Relationships.   Any relationship or transaction that is not covered by any of the standards listed above in which the amount involved does not exceed $25,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Notwithstanding the foregoing, no relationship shall be deemed categorically immaterial pursuant to this section to the extent that it is required to be disclosed in SEC filings under Item 404 of Regulation S- K.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines that provide the framework for the corporate governance principles of VeriFone. These corporate governance principles are reviewed annually by our Corporate Governance and Nominating Committee, and changes are recommended to the Board for approval as appropriate. Our corporate governance guidelines are available on the Investor Relations section of our website, http://ir.verifone.com/, and are available in print to any stockholder who requests it.

Code of Business Conduct and Ethics

VeriFone has adopted a Code of Business Conduct and Ethics, which can be found in the Investor Relations section of our website, http://ir.verifone.com/, and is available in print to any stockholder who requests it. The Code of Business Conduct and Ethics applies to all of VeriFone’s employees, officers and directors. We will post any amendments to or waivers from a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the “code of ethics” definition set forth in Item 406(b) of Regulation S-K at http://ir.verifone.com/.

Director Attendance at Meetings

Each of our directors is expected to attend the Annual Meeting. Although our Board recognizes that conflicts may occasionally prevent a director from attending a Board or stockholder meeting, the Board expects each director to make every possible effort to keep such absences to a minimum. Following our initial public offering through the end of fiscal 2005, the Board held 2 meetings. During that period, all directors attended 100% of the meetings of the Board and committees of the Board on which they served. The annual meeting of stockholders scheduled for March 22, 2006 is the first annual meeting subsequent to our initial public offering.

Executive Sessions

Non-employee directors meet in executive session with no management directors or employees present at each regularly scheduled Board meeting.

Communications with Directors

Stockholders may direct communications to individual directors, including the presiding director, to a board committee, the independent directors as a group or to the Board as a whole, by addressing the communication to the named individual, to the committee, the independent directors as a group or to the Board as a whole c/o Corporate Secretary, VeriFone Holdings, Inc., 2099 Gateway Place, Suite 600, San Jose, CA, 95110. VeriFone’s Corporate Secretary will review all communications so addressed and will relay to the addressee(s) all communications determined to relate to the business, management or governance of VeriFone.

Committees of our Board of Directors

Our Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee

Our Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Board has adopted an Audit Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com and defines the Audit Committee’s purposes to include:

•       Overseeing the compensation for and supervising our independent registered public accounting firm,

•       Reviewing our internal accounting procedures, systems of internal controls and financial statements,

•       Reviewing and approving the services provided by our internal auditors and independent registered public accounting firm, including the results and scope of their audits, and

•       Resolving disagreements between management and our independent registered public accounting firm.

Following our initial public offering, during fiscal 2005, our Audit Committee met 4 times, including 4 executive sessions and 4 private sessions with each of external counsel and our independent registered public accounting firm.

Our Board of Directors and our Corporate Governance and Nominating Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the Securities and Exchange Commission (“SEC”).

The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

Our Board of Directors has adopted a Compensation Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com and defines the Compensation Committee’s purposes to include:

•       Reviewing and approving corporate goals and objectives relevant to the compensation of VeriFone’s Chief Executive Officer (“CEO”), evaluating the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation,

•       Making recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans, including the 2005 Employee Equity Incentive Plan, overseeing the activities of the individuals responsible for administering these plans, and discharging any responsibilities imposed on the Compensation Committee by any of these plans,

•       Approving any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained,

•       In consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing VeriFone’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code,

•       Making recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former executive officer of VeriFone, and

•       Preparing an annual Report of the Compensation Committee for inclusion in our annual proxy statement.

Following our initial public offering, during fiscal 2005, our Compensation Committee met 2 times, including 2 executive sessions.

Our Board of Directors and our Corporate Governance and Nominating Committee have determined that each member of the Compensation Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

The report of the Compensation Committee is included in this Proxy Statement under “Report of the Compensation Committee.”

Corporate Governance and Nominating Committee

Our Board of Directors has adopted a Corporate Governance and Nominating Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com and defines the Corporate Governance and Nominating Committee’s purposes to include:

•       Making recommendations to the Board from time to time as to changes that the Corporate Governance and Nominating Committee believes to be desirable to the size of the Board or any committee thereof,

•       Identifying individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders,

•       Developing and recommending to the Board standards to be applied in making determinations as to the absence of material relationships between VeriFone and a director,

•       Identifying Board members qualified to fill vacancies on any committee of the Board (including the Corporate Governance and Nominating Committee) and to recommend that the Board appoint the identified member or members to the respective committee,

•       Establishing procedures for the Corporate Governance and Nominating Committee to exercise oversight of the evaluation of the Board and management,

•       Developing and recommending to the Board a set of corporate governance principles applicable to VeriFone and reviewing those principles at least once a year, and

•       Assisting management in the preparation of the disclosure in VeriFone’s annual proxy statement regarding the operations of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee has not established specific minimum age, education, experience, or skill requirements for potential members, but, in general, expects that qualified candidates will have managerial experience in a complex organization and will be able to represent the interests of the stockholders as a whole. The Corporate Governance and Nominating Committee considers each candidate’s judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In addition, each candidate must have the time and ability to make a constructive contribution to the Board.

The Corporate Governance and Nominating Committee has generally identified nominees based upon suggestions by directors, management, outside consultants and stockholders. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified for serious consideration, the nominee is referred to the Board for full Board consideration of the nominee.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders in the same manner as other candidates. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our Bylaws.

Following our initial public offering, during fiscal 2005, our Corporate Governance and Nominating Committee met 2 times, including 2 executive sessions.

Our Board of Directors and our Corporate Governance and Nominating Committee have determined that each member of the Corporate Governance and Nominating Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

The report of the Corporate Governance and Nominating Committee is included in this Proxy Statement under “Report of the Corporate Governance and Nominating Committee.”

Committee Membership

The table below summarizes membership information for each of the Board committees:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Douglas G. Bergeron
Craig A. Bondy			✓
James C. Castle	✓		✓ (Chairman)
Leslie G. Denend*	✓	✓ (Chairman)	✓
Robert B. Henske	✓ (Chairman)	✓
Collin E. Roche		✓

✓                 = Member

*                    Dr. Denend became a member of the Corporate Governance and Nominating Committee in January 2006, replacing Mr. Bergeron.

Audit Committee Financial Expert

Our Board has determined that Robert B. Henske is qualified as an Audit Committee financial expert within the meaning of SEC regulations. In making this determination, the Board considered the following qualifications: (a) understanding of generally accepted accounting principles (“GAAP”); (b) ability to apply GAAP to accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues likely to be raised by our financial statements, or experience actively supervising persons engaged in these activities; (d) understanding of internal control over financial reporting; and (e) understanding of Audit Committee functions.

Director Compensation

For fiscal 2005 and 2006, all directors who are not our employees or representatives of our significant stockholders receive annual fees for service on the Board and Board committees as follows:

Annual director retainer	$30,000
Annual committee chair retainers:
Audit Committee	$10,000
Compensation Committee	$5,000
Corporate Governance and Nominating Committee	$5,000
Annual committee member retainers:
Audit Committee	$5,000
Compensation Committee	$2,500
Corporate Governance and Nominating Committee	$2,500

All annual fees are paid in quarterly installments. In addition, under our Outside Directors’ Stock Option Plan, we have granted to each director who is not our employee, upon the director’s initial appointment to the Board, options to purchase 30,000 shares of our common stock and plan, each year thereafter, to grant options to purchase an additional 7,500 shares of our common stock. The exercise price for these options is the fair market value of our common stock at the time of the grant of the options. For each grant of options, one quarter of the options vest after one year, and the remainder vest ratably by quarter over the succeeding three years. The options have a term of seven years. Beginning February 1, 2006, all directors who are not our employees or representatives of our significant stockholders will also receive $2,000 per day for each Board and committee meetings attended in person. Directors are reimbursed for all reasonable expenses incurred by a director as a result of attendance at any of these meetings. Directors associated with our significant stockholders have waived their director fees.

PROPOSAL 1: ELECTION OF DIRECTORS

The business and affairs of VeriFone are managed under the direction of our Board of Directors. Our Board has responsibility for establishing broad corporate policies and for the overall performance of VeriFone, rather than for day-to-day business operations. Our Board presently consists of six members. All of our directors are elected annually for a one-year term expiring at the Annual Meeting of Stockholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

The proxy holders named on the proxy card intend to vote for the election of the six nominees listed below. The Board has selected these nominees on the recommendation of the Corporate Governance and Nominating Committee. If at the time of the meeting one or more of the nominees have become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee knows of no reason why any of the nominees will be unable to serve.

Nominees for Election to the Board of Directors for a One-Year Term Expiring in 2007

Douglas G. Bergeron.   Mr. Bergeron, age 45, has served as Chairman of the Board of Directors and as Chief Executive Officer of VeriFone Holdings, Inc. since July 2001. From December 2000 to June 2002, Mr. Bergeron was Group President of Gores Technology Group and, from April 1999 to October 2000 served as President and Chief Executive Officer of Geac Computer Corporation. From 1990 to 1999, Mr. Bergeron served in a variety of executive management positions at SunGard Data Systems Inc., including Group CEO of SunGard Brokerage Systems Group and President of SunGard Futures Systems. Mr. Bergeron holds a Bachelor of Arts degree (with Honors) in Computer Science from York University in Toronto, Canada, and a Masters of Science degree from the University of Southern California. Mr. Bergeron is on the board of First Consulting Group, Inc. of Long Beach, California and the Multiple Sclerosis Society of Silicon Valley and a member of the Listed Company Advisory Committee of the NYSE.

Craig A. Bondy.   Mr. Bondy, age 32, has served as a director since July 2002. He is a Principal of GTCR Golder Rauner, L.L.C., which he joined in August 2000. He previously worked in the investment banking department of Credit Suisse First Boston. He received a B.B.A. in Finance from the Honors Business Program at the University of Texas at Austin and an M.B.A. from the Stanford Graduate School of Business. Mr. Bondy serves on the boards of directors of several private companies in GTCR’s portfolio.

James C. Castle.   Dr. Castle, age 69, has served as a director since January 2005. Dr. Castle is currently President and Chief Executive Officer of Castle Information Technologies, LLC, a provider of information technology and board of directors consulting services, since 2001. He was formerly the Chairman of the Board and Chief Executive Officer of DST Systems of California, Inc. (formerly USCS International, Inc.), a position he held from August 1992 to April 2002. DST Systems of California is a worldwide provider of computer services to the cable industry and a provider of billing services to the cable, telephony, financial services and utility industries. From 1991 to 1992, Dr. Castle was President and Chief Executive Officer of Teradata Corporation, until that company merged with NCR Corporation, a subsidiary of AT&T. From 1987 to 1991, Dr. Castle was Chairman of the Board, President, Chief Executive Officer and a director of Infotron Systems Corporation. Dr. Castle earned a Ph.D. in computer and information sciences from the University of Pennsylvania, an M.S.E.E. from the University of Pennsylvania and a B.S. from the U.S. Military Academy at West Point. Dr. Castle is also a director of ADC Telecommunications, Inc., a supplier of network equipment, software and systems integration services, The PMI Group, Inc., a provider of credit enhancement and other products that promote homeownership and facilitate mortgage transactions in the capital markets, and Southwest Water Company, a provider of a broad range of services, including water production and distribution.

Leslie G. Denend.   Dr. Denend, age 64, has served as a director since January 2005. Dr. Denend was President of Network Associates, Inc., from December 1997 until May 1998. Since 1998, Dr. Denend has served on the boards of numerous public and private companies. Dr. Denend also was President and CEO of Network General Corporation from February 1993 until December 1997 and Chairman, President and CEO of Vitalink Communications Corporation from October 1990 until its acquisition by Network Systems Corp. in June 1991. Dr. Denend remained as a business unit president at Network Systems Corp. until December 1992. He was Executive Vice President at 3Com Corporation from January 1989 until October 1990. He was also a partner in McKinsey and Company from December 1984 until January 1989. Dr. Denend served as Executive Assistant to the Executive Director of the Council on International Economic Policy in the Executive Office of the President from August 1974 until August 1975, as a member of the National Security Council Staff from June 1977 until 1979, when he became the Special Assistant to the Assistant to the President for National Security Affairs, until January 1981. Dr. Denend also served as Deputy Director of the Cabinet Council on Economic Affairs from May 1982 until June 1983. Dr. Denend earned a Ph.D. and an M.B.A. from Stanford University and a B.S. from the U.S. Air Force Academy. He also currently serves as a director of Exponent, Inc., a science and engineering consulting firm, and McAfee, Inc., a supplier of computer security solutions.

Robert B. Henske.   Mr. Henske, age 44, has served as a director since January 2005. Mr. Henske is currently senior vice president and general manager of the consumer tax group of Intuit Inc., which he joined in 2003. Mr. Henske served as Intuit’s Chief Financial Officer from 2003 to 2005. He was previously CFO of Synopsys Inc., a supplier of electronic design automation software from May 2000 until January 2003. Mr. Henske was also CFO at American Savings Bank, a partner at Oak Hill Capital

Management, a Robert M. Bass Group private equity investment firm, and a partner at Bain & Company. He earned an M.B.A. in finance and strategic planning from the Wharton School at the University of Pennsylvania and a B.A. in chemical engineering from Rice University.

Collin E. Roche.   Mr. Roche, age 34, has served as a director since July 2002. Mr. Roche is currently a Principal of GTCR Golder Rauner, L.L.C., which he joined in 1996 and rejoined in 2000 after receiving an M.B.A. from Harvard Business School. Prior to joining GTCR, Mr. Roche worked as an investment banking analyst at Goldman, Sachs & Co. and as an associate at Everen Securities. He received a B.A. in Political Economy from Williams College. Mr. Roche serves on the boards of directors of Syniverse Holdings, Inc., a provider of mission-critical technology services to wireless telecommunications companies worldwide, and several private GTCR portfolio companies.

There are no family relationships among any directors, nominees or executive officers of VeriFone.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Douglas G. Bergeron, Craig A. Bondy, James C. Castle, Leslie G. Denend, Robert B. Henske, and Collin E. Roche to the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the “Compensation Committee”) consists exclusively of non-employee, independent directors.

The general purpose of the Compensation Committee of VeriFone is to (1) review and approve corporate goals and objectives relating to the compensation of VeriFone’s CEO, evaluate the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation and (2) make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans, among other things. VeriFone’s Board of Directors and its Corporate Governance and Nominating Committee have determined that each member of the Compensation Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

Following VeriFone’s initial public offering in May 2005, the Compensation Committee intends to evaluate each of the components of VeriFone’s executive compensation strategy annually.

Philosophy and Objectives

The goals of VeriFone’s compensation program are to align executive compensation with VeriFone’s business objectives and performance, to enable VeriFone to attract, retain and motivate executives and other key employees who contribute to VeriFone’s short-term and long-term financial goals and to motivate them to enhance long-term stockholder value, while at the same time offering overall compensation that is competitive with that offered for comparable positions in similar companies.

The Compensation Committee has retained an independent advisor and resource to help develop and execute VeriFone’s total executive compensation strategy. The independent advisor provides the Compensation Committee with survey data using analyses of benchmark positions from selected companies, or a group of companies, with whom VeriFone competes for the recruitment and retention of executive personnel. The survey group information includes comparative data regarding base salaries, annual variable cash compensation, and long-term, equity-based incentives.

VeriFone’s compensation strategy consists of three major components: competitive base salaries, annual incentives and long-term incentives. The philosophy and operation of each component of our executive compensation is discussed below:

Base Salary.   Base salary is the fixed portion of executive pay and compensates individuals for expected day-to-day performance. Such salaries are determined by evaluating the responsibilities of the position and the experience of the particular individual as well as considering competitive pay practices in VeriFone’s industry. In the course of its review, the Compensation Committee considers the factors above as well as the individual’s personal performance during the prior year.

Annual Incentives.   The Compensation Committee believes that a substantial portion of each executive officer’s annual compensation should be in the form of variable incentive pay. Accordingly, targeted payouts are established at the beginning of each fiscal year based on certain revenue and income targets (“Operating Forecasts”).

No payouts are made unless the minimum amount of Operating Forecasts are achieved. If the minimum Operating Forecasts are reached, the payout amount can range from 0% to 200% of the targeted payout, based on (a) the Committee’s evaluation of VeriFone’s achievement of Operating Forecasts as compared to the targeted amounts and (b) the individual’s personal performance during the prior year.

The Compensation Committee must certify the achievement of Operating Forecasts attained before authorizing the payment of annual incentives to executive officers. For fiscal 2005, the Compensation Committee believes that VeriFone significantly exceeded the targeted Operating Forecasts and the Compensation Committee determined that up to 200% of the targeted bonus payouts should be paid to VeriFone’s executive officers.

Long-Term Incentive Plans.   In addition to the objectives discussed above, the Compensation Committee believes that a substantial portion of each executive officer’s compensation should be in the form of long-term incentives in order to enhance the alignment of the interests of executive officers with those of VeriFone’s stockholders. The Compensation Committee determines targeted incentive awards at the beginning of each year, based on VeriFone’s achievement of total stockholder return (“TSR”) as compared to the TSR of other companies in VeriFone’s peer group, excluding VeriFone from that index; in addition, the amount of each executive’s targeted incentive award is based on his or her position within VeriFone, his or her recent performance, his or her potential for future responsibility and promotion, and comparable awards made to executives in similar positions with VeriFone’s peers. The relative weight given to each of these factors may vary among executives, at the Compensation Committee’s discretion.

The amounts of long-term incentives actually awarded can range from 0% to 200% of the targeted incentive awards, depending upon the level of relative TSR as compared to the companies in the applicable peer index. No payouts are made unless the relative TSR equals or exceeds the relative TSR threshold set at the 25th percentile.

The Compensation Committee must certify the achievement of the levels of relative TSR prior to authorizing any long-term incentive awards to certain executives. Long-term incentive awards are paid in the form of restricted stock, stock options with an exercise price equal to the fair market value of VeriFone’s common stock on the date of grant, or a combination of the two. Options and shares of restricted stock granted under the program generally vest in four equal annual installments beginning one year after the date of grant, and such options have 7-year or 10-year terms.

In connection with VeriFone’s initial public offering, the Compensation Committee approved long-term incentive awards in the form of stock options to its executive officers (other than the CEO) covering a one-year performance cycle ended April 30, 2005, based on VeriFone’s performance as a private company during such one-year performance cycle compared with other companies in VeriFone’s peer group in light of a number of operating metrics, including, among others, improvements in gross margin, increases in revenue and improvements to net income.

Chief Executive Officer Compensation

Mr. Bergeron’s compensation for fiscal 2005 was as follows pursuant to his employment contract:

Base Salary:   Mr. Bergeron’s annual base salary was set at $535,000.

Annual Incentives:   Pursuant to his employment contract, Mr. Bergeron’s target annual bonus was set at 100% of his annual base salary. Based on VeriFone’s performance during fiscal 2005, the Compensation Committee, in its discretion, determined that for fiscal 2005 Mr. Bergeron should receive an annual bonus of 200% of his annual base salary.

Long-Term Incentives:   VeriFone did not award any long-term incentives to Mr. Bergeron during fiscal 2005. The Committee expects to award long-term incentives to Mr. Bergeron, based on the performance of VeriFone during the one-year and two-year performance cycles ending on April 30, 2006 in fiscal 2006.

Deductibility

Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of compensation in excess of $1 million paid to VeriFone’s named executive officers unless this compensation qualifies as “performance-based.” Given the consistent profitability of VeriFone, the Committee believes that it is in the best interests of VeriFone and its stockholders to pay bonuses to its named executive officers that are deductible by VeriFone for federal income tax purposes. However, the Committee retains the flexibility to approve annual, long-term or other compensation arrangements that do not qualify for tax deductibility under Section 162(m) if the Committee believes that such compensation is in the best interests of VeriFone and its stockholders. A portion of Mr. Bergeron’s compensation in fiscal 2005 may not qualify for tax deductibility under Section 162(m) of the Code.

Conclusion

The Compensation Committee finds the total compensation granted to the executive officers individually and in the aggregate to be reasonable and not excessive. As described in further detail above, the Compensation Committee is committed to a performance-based compensation methodology that links a significant portion of compensation for our executive officers (including our CEO) to individual and VeriFone performance. To meet this objective and other objectives, the Compensation Committee will evaluate VeriFone’s compensation policies on an ongoing basis and will determine whether any changes need to be made to VeriFone’s compensation policies.

COMPENSATION COMMITTEE
Leslie G. Denend, Chair
Robert B. Henske
Collin E. Roche

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The primary purposes of the Corporate Governance and Nominating Committee are to (i) identify individuals qualified to become members of the Board of Directors, (ii) develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between VeriFone and a director, (iii) develop and recommend to the Board a set of corporate governance principles and (iv) assist management in the preparation of disclosure in this Proxy Statement regarding the operations of the Corporate Governance and Nominating Committee.

The Board has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each non-employee director of VeriFone is “independent” within the meaning of the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee currently consists of Dr. Denend and Mr. Bondy, as well as Dr. Castle, as chairman. Dr. Denend joined the Committee in January 2006. The Board has determined that each of member of the Committee is “independent” within the meaning of the rules of the NYSE and the SEC. During the period from our initial public offering to December 31, 2005, Mr. Bergeron served as a member of the Corporate Governance and Nominating Committee.

On an ongoing basis during fiscal 2005, the Corporate Governance and Nominating Committee evaluated potential candidates for positions on the Board and its committees, in each case in accordance with the criteria set forth in VeriFone’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee approved and recommended to the Board of Directors the six director nominees currently standing for election at the Annual Meeting.

Over the course of fiscal year 2005, the Corporate Governance and Nominating Committee reviewed with management both the long-term and emergency succession plans for the Chief Executive Officer and other key employees. The Corporate Governance and Nominating Committee has engaged an external executive search firm to assist in identifying qualified independent candidates to serve on VeriFone’s Board of Directors.

As part of its duties, in September 2005, the Corporate Governance and Nominating Committee also reviewed the Committee’s charter and VeriFone’s Corporate Governance Guidelines to determine whether any changes to the charter or the guidelines were deemed necessary or desirable by the Committee. After completing this review, the Committee recommended to the Board that no amendments to these documents needed to be made at that time.

The Committee also conducted an evaluation of its own performance that included an evaluation of its performance compared with the requirements of the charter of the Committee. During fiscal 2005, the Corporate Governance and Nominating Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee Charter.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
James C. Castle, Chair
Craig A. Bondy
Leslie G. Denend

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee of VeriFone is to assist the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: (i) the integrity of VeriFone’s financial statements; (ii) VeriFone’s compliance with legal and regulatory requirements; (iii) VeriFone’s independent registered public accounting firm’s qualifications and independence; (iv) the performance of VeriFone’s internal audit function and independent registered public accounting firm; (v) the retention of VeriFone’s independent registered public accounting firm; and (vi) the preparation of this report.

The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Audit Committee currently consists of Drs. Castle and Denend, as well as Mr. Henske, as chairman, whom the Board of Directors has designated as an “Audit Committee financial expert” within the meaning of applicable SEC rules.

As set forth in the Audit Committee charter, a copy of which is attached to this Proxy Statement as Annex A, management is responsible for the preparation, presentation, and integrity of VeriFone’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by VeriFone and for implementing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for auditing VeriFone’s financial statements and for reviewing VeriFone’s unaudited interim financial statements.

In fulfilling their responsibilities, it is recognized that members of the Audit Committee are not full-time employees of VeriFone and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to below do not assure that the audit of VeriFone’s financial statements has been carried out in accordance with generally accepted accounting principles or that VeriFone’s auditors are in fact “independent.”

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from VeriFone and its management, including the matters in the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, a copy of which the Audit Committee has received.  All non-audit services performed by the registered public accounting firm must be specifically pre-approved by the Audit Committee or a member thereof.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board the inclusion of the audited financial statements in VeriFone’s Annual Report on Form 10-K for the year ended October 31, 2005, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Robert B. Henske, Chair
James C. Castle
Leslie G. Denend

EXECUTIVE COMPENSATION

The following table sets forth summary compensation information for VeriFone’s chief executive officer and the four most highly compensated executive officers other than its chief executive officer for the years ended October 31, 2004 and 2005. These executives are referred to in this Proxy Statement as the “named executive officers”.

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation					Awards
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation($)(1)	Restricted Stock Awards($)(2)	Securities Underlying Options(#)	All Other Compensation($)
Douglas G. Bergeron	2005	535,500		1,070,000	39,104	—	—	6,694	(3)
Chairman of the Board of	2004	535,500		350,000	39,104	—	—	351,278	(4)
Directors and Chief Executive
Officer
Jesse Adams	2005	280,000		202,955	2,607	—	125,000	8,840	(5)
Executive Vice President,	2004	280,600		108,129	2,607	—	—	11,520	(6)
North America Sales
William Atkinson	2005	275,000		217,050	2,607	—	125,000	8,177	(7)
Executive Vice President, Global	2004	275,000		104,700	2,607	—	—	7,536	(8)
Marketing and
Business Development
David Turnbull	2005	280,000		199,750	2,607		125,000	726	(9)
Executive Vice President,	2004	250,000		94,741	2,607	—	—	792	(10)
Operations
Barry Zwarenstein	2005	300,000		200,000	—	—	125,000	8,039	(11)
Senior Vice President and	2004	103,461	(12)	150,000	—	—	325,000	330	(13)
Chief Financial Officer

(1)             Relates to the difference between fair value at time of the grant of restricted stock and the purchase price for restricted stock granted under our 2002 Securities Purchase Plan. The amount represents the pro rata amount of such discount for the restricted stock vesting during the fiscal year.

(2)             As of October 31, 2005, our named executive officers owned restricted shares of our common stock with values as follows: Mr. Bergeron (together with his affiliate DGB Investments, Inc.), 1,564,170 shares with a value of $36,288,744; Mr. Adams, 104,278 shares with a value of $2,419,250; Mr. Atkinson, 104,278 shares with a value of $2,419,250; and Mr. Turnbull, 104,278 shares with a value of $2,419,250. These values are based on the closing price of $23.20 per share of our common stock on the NYSE on October 31, 2005. The restricted stock described in this footnote will vest ratably on July 1 of each of the years 2006 and 2007. Dividends are payable on the restricted stock described in this footnote; however, each of the named executive officers has agreed with us that, if he voluntarily resigns, he will repay to us any cash dividends, net of federal, state and local taxes, that he has received in respect of shares of stock that remain restricted on the date of resignation.

(3)             Comprised of $5,968 of company 401(k) plan matching contribution and $726 of life insurance premium.

(4)             Comprised of $175,038 of relocation related payment, $171,878 paid to compensate Mr. Bergeron for taxes due on the relocation related payment, $3,570 of company 401(k) plan matching contribution and $792 of life insurance premium.

(5)             Comprised of $8,114 of company 401(k) plan matching contribution and $726 of life insurance premium.

(6)             Comprised of $10,728 of company 401(k) plan matching contribution and $792 of life insurance premium.

(7)             Comprised of $7,451 of company 401(k) plan matching contribution and $726 of life insurance premium.

(8)             Comprised of $6,744 of company 401(k) plan matching contribution and $792 of life insurance premium.

(9)             Comprised of $726 of life insurance premium.

(10)       Comprised of $792 of life insurance premium.

(11)       Comprised of $7,313 of company 401(k) plan matching contribution and $726 of life insurance premium.

(12)       Represents partial year salary. Mr. Zwarenstein became our Senior Vice President and Chief Financial Officer on July 1, 2004.

(13)       Comprised of $330 of life insurance premium.

Stock Option Grants in the Year Ended October 31, 2005

The following table sets forth information regarding stock options we granted during the year ended October 31, 2005 to the named executive officers. We granted options to employees to purchase common stock equal to a total of 2,408,700 shares during the year ended October 31, 2005. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. For each grant of options, one quarter of the options vest after one year, and the remainder vest ratably by quarter over the succeeding three years. The options have a term of seven years.

	Individual Grants
	Number of	Percentage of			Potential Realizable
	Shares of	Total			Value at Assumed
	Common Stock	Options/SARs	Exercise or		Annual Rates of Stock
	Underlying	Granted to	Base Price		Price Appreciation for
	Option/ SARs	Employees in	Per	Expiration	Option Term($)
	Granted	FY 2005	Share($)	Date	5%	10%
Douglas G. Bergeron	—	—	—	—	—	—
Jesse Adams	125,000	5.2%	10.00	04/29/2012	508,876	1,185,896
William Atkinson	125,000	5.2%	10.00	04/29/2012	508,876	1,185,896
David Turnbull	125,000	5.2%	10.00	04/29/2012	508,876	1,185,896
Barry Zwarenstein	125,000	5.2%	10.00	04/29/2012	508,876	1,185,896

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information about unexercised options held by each named executive officer as of October 31, 2005. These values are based on the closing price of $23.20 per share of our common stock on the NYSE on October 31, 2005.

	Shares acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-The-Money Options at Fiscal Year-End(1)($)
Named Executive Officer	on exercise(#)	realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas G. Bergeron	—	—	—	—	—	—
Jesse Adams	—	—	16,250	133,750	327,438	1,826,313
William Atkinson	—	—	16,250	133,750	327,438	1,826,313
David Turnbull	—	—	16,250	133,750	327,438	1,826,313
Barry Zwarenstein	—	—	81,250	368,750	1,618,500	6,505,500

(1)          “Value of Unexercised In-The-Money Options” is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised options at our 2005 fiscal year-end multiplied by the difference between the exercise price for the grant and the closing price per share of our common stock on the NYSE on October 31, 2005 ($23.20). The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of our common stock on the NYSE on the date that the option is exercised.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

Douglas G. Bergeron

We entered into a senior management agreement with Mr. Bergeron dated July 1, 2002, containing provisions relating to employment terms and stock ownership.

The senior management agreement provides for Mr. Bergeron to serve as the Chief Executive Officer of VeriFone, until his resignation, disability or death, or a decision by our Board of Directors to terminate his employment with or without cause (as defined in the agreement). Mr. Bergeron’s annual base salary was initially set at $510,000, subject to any increase as determined by the Board based on achievements of budgetary or other objectives set by the Board, and Mr. Bergeron was also eligible for a bonus, based upon the achievement of budgetary and other objectives set by the Board. Mr. Bergeron was paid a base salary of $513,188 and a bonus of $305,000 for fiscal year 2003 and a base salary of $535,500 and a bonus of $350,000 for fiscal year 2004. On December 27, 2004, Mr. Bergeron’s senior management agreement was amended to provide for an annual base salary of $535,000 for fiscal year 2005 and to provide for Mr. Bergeron to be eligible for a bonus of up to 100% of his annual base salary.  Notwithstanding Mr. Bergeron’s senior management agreement, the Compensation Committee, in its discretion, determined that in fiscal 2005 Mr. Bergeron should be awarded a bonus equal to 200% of his annual base salary.

If Mr. Bergeron’s employment is terminated without cause or he resigns for good reason (as defined in the agreement), then during the one-year period following his termination (or any extension to that period which may apply), Mr. Bergeron would be entitled to receive an amount equal to his annual base salary plus an amount equal to the bonus he received for the immediately preceding full fiscal year.

Mr. Bergeron’s senior management agreement contains provisions requiring him to protect the confidentiality of our proprietary and confidential information. Mr. Bergeron has agreed not to compete with us or solicit our employees or customers for a period of one year if he is terminated without cause or resigns for good reason, or for a period of two years if his employment is terminated for any other reason.

Pursuant to the senior management agreement, Mr. Bergeron purchased 3,910,428 shares, designated as carried common, of our common stock at a price of $0.0333 per share; and DGB Investments, Inc., a corporation controlled by Mr. Bergeron, purchased 2,021,791 shares, designated as co-invest common, of our common stock at a price of $0.0333 per share and 3,302 shares of our Class A redeemable convertible preferred stock at a price of $1,000 per share. We redeemed all of our outstanding Class A redeemable convertible preferred stock on June 30, 2004 for an amount equal to $1,000 per share plus accrued and unpaid dividends, or a total of $3,945,642 for the Class A redeemable convertible preferred stock owned by DGB Investments.

The co-invest common was fully vested upon purchase by DGB Investments, Inc., a corporation controlled by Mr. Bergeron, subject to a right of repurchase which terminated upon the completion of our initial public offering on May 4, 2005. The carried common vests at a rate of 20% of the entire amount of carried common per year, subject to Mr. Bergeron’s continued employment, with an initial vesting date of July 1, 2003. All of the unvested carried common will vest upon a sale of the company, if Mr. Bergeron’s employment has not been terminated at or prior to that time.

The senior management agreement provides that in the event that Mr. Bergeron ceases to be employed by us, all stock purchased pursuant to the senior management agreement will be subject to repurchase by us, or by affiliates of GTCR and TCW/Crescent Mezzanine to the extent that we do not exercise our repurchase right to all applicable shares. The repurchase price for each share depends in part on whether it is vested. The repurchase price for each unvested share of common stock is $0.0333 per share. The purchase price for each vested share of common stock is its fair market value as of the date of termination, except that if Mr. Bergeron’s employment is terminated for cause, the purchase price for each vested share of carried common will be $0.0333. This repurchase right terminated with respect to vested shares upon the completion of our initial public offering on May 4, 2005.

The senior management agreement prohibits the transfer of Mr. Bergeron’s carried common and co-invest common owned by DGB Investments, Inc., other than transfers:

•     to us or specified affiliates of GTCR or TCW/Crescent Mezzanine pursuant to the repurchase right described above;

•       family members, pursuant to laws of inheritance or to a guardian, in each case so long as the transferee agrees to be bound by the transfer restrictions; or

•       pursuant to certain public sales of common stock executed by specified affiliates of GTCR or TCW/Crescent Mezzanine.

The transfer restrictions survive with respect to each share of carried common and co-invest common until the earliest of:

•       the date on which such share is transferred in a public sale permitted by the agreement; and

•       the consummation of a sale of the company.

Barry Zwarenstein

We entered into a change in control severance agreement effective July 1, 2004 with Mr. Zwarenstein that requires us to provide specified payments and benefits to Mr. Zwarenstein if we undergo a change in control that results in a qualifying termination. A qualifying termination occurs if Mr. Zwarenstein’s employment is terminated for cause or if he resigns for good reason (as defined in the agreement) in the period beginning 90 days before a change in control and ending 18 months after a change in control or otherwise, in certain circumstances if the termination occurs prior to the above-referenced period if the termination was at the request of a person that had indicated an intention to, or had taken steps reasonably calculated to, effect a change in control.

A change in control for purposes of the agreement means any of the following events, subject to specified exceptions:

•       any person or group of persons, other than Douglas G. Bergeron and his affiliates and investment funds affiliated with GTCR, becomes the beneficial owner of 40% or more of our outstanding voting securities;

•       the consummation of a merger or similar transaction that requires the approval of our stockholders (either for the transaction itself or for the issuance of securities);

•       a change in the majority composition of our Board of Directors;

•       a sale of all or substantially all of our assets; and

•       our liquidation or dissolution.

If there is a qualifying termination, we must pay Mr. Zwarenstein, within 10 days following the date of termination, the following:

•       a sum equal to the total of (i) Mr. Zwarenstein’s base salary through the date of termination and any bonuses that have become payable and have not been paid or deferred, (ii) a pro rata portion of Mr. Zwarenstein’s annual bonus for the fiscal year in which termination occurs (subject to specified minimums and elimination of duplicative payments) and (iii) any accrued vacation pay and compensation previously deferred by Mr. Zwarenstein, other than pursuant to a tax-qualified plan; and

•       a sum equal to the total of (i) Mr. Zwarenstein’s annual base salary during the twelve-month period immediately prior to the date of termination and (ii) his target incentive bonus for the fiscal year in which the date of termination or the change in control occurs (whichever is greater).

In connection with a qualifying termination, we must also provide Mr. Zwarenstein with continuing medical, insurance and related benefits for twelve months following the date of termination.

In connection with the consummation of a merger or similar transaction or a sale of all or substantially all of our assets that constitutes a change in control, the agreement also provides for the full vesting of any stock options, restricted stock and other stock-based rights held by Mr. Zwarenstein pursuant to the New Founders’ Stock Option Plan unless a specific grant otherwise provides.

The agreement provides for modification to these payments and other benefits in order to mitigate the tax effects on Mr. Zwarenstein of a specified federal excise tax.

Mr. Zwarenstein has agreed that in the event of a tender or exchange offer, proxy contest or the execution of an agreement whose consummation would constitute a change in control, he will not voluntarily leave his employment with us (other than in the case of death, mandatory retirement or for good reason) until the change in control occurs or is terminated or abandoned.

This agreement continues in effect until we give two years’ written notice of cancellation, but the agreement ends immediately if Mr. Zwarenstein’s employment is terminated more than 90 days before a change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2005 regarding securities issued under our equity compensation plans that were in effect during fiscal 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	3,478,245	$8.60	1,227,735
Equity compensation plans not approved by security holders	—	—	—
Total	3,478,245	$8.60	1,227,735

(1)       This reflects our New Founders’ Stock Option Plan, Outside Directors’ Stock Option Plan and 2005 Employee Equity Incentive Plan.

New Founders’ Stock Option Plan

Our New Founders’ Stock Option Plan permits grants to executives or other key employees of options to purchase shares of our common stock. This plan is available generally to our employees. All options granted or to be granted under the plan will be options to purchase our common stock.

Grants of options to purchase an aggregate of 1,500,000 shares are currently authorized under the plan. The options have a term of ten years and generally vest over a period of five years from the date of grant, with 20% vesting after one year, and an additional 5% vesting every three months thereafter. Through October 31, 2005, we had issued options under the plan to purchase an aggregate of 1,388,065 shares, net of cancellations, at a weighted-average exercise price of $4.00. At October 31, 2005, there were 1,269,045 options outstanding at a weighted-average exercise price of $4.13, of which 438,615 were exercisable, at a weighted-average exercise price of $3.09 per share.

Outside Directors’ Stock Option Plan

Our Outside Directors’ Stock Option Plan permits grants of options to purchase shares of common stock to members of our Board of Directors who are not our employees or representatives of our significant stockholders. The plan authorizes grants of options to purchase an aggregate of 225,000 shares. The options may have a term of no more than seven years and generally vest over a period of four years from the date of grant, with one quarter vesting after one year, and the remainder vesting ratably by quarter over the succeeding three years, but generally vest immediately upon a sale of the company for an optionholder who has been a member of the Board continuously from the grant until the sale of the company. Through October 31, 2005, we had issued options under the plan to purchase an aggregate of 90,000 shares at a weighted average exercise price of $10.00 per share of which zero were exercisable.

2005 Employee Equity Incentive Plan

Our 2005 Employee Equity Incentive Plan permits grants of incentive or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based awards. Grants may be made to our officers and employees and other individuals performing services for us. The plan authorizes the issuance of an aggregate of 3,100,000 shares of our common stock. Through October 31, 2005, we had issued options under the plan to purchase an aggregate of 2,119,200 shares net of cancellations, at a weighted-average exercise price of $11.21 per share of which zero were exercisable.

Future Issuances

In the event our 2006 Equity Incentive Plan is approved, we will not make additional grants under the 2005 Employee Equity Plan, the Outside Directors’ Stock Option Plan or the New Founders’ Stock Option Plan, following the effectiveness of the 2006 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of December 31, 2005, by:

•       each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

•       each of our executive officers;

•       each of our directors; and

•       all of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 67,720,794 shares of common stock outstanding as of December 31, 2005. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2005 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address of each individual listed below is c/o VeriFone Holdings, Inc., 2099 Gateway Place, Suite 600, San Jose, California 95110.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class
Beneficial owners
GTCR Fund VII, L.P.(1)(2)	22,458,910	33.2%
GTCR Capital Partners, L.P.(1)(2)	22,458,910	33.2%
GTCR Co-Invest, L.P.(1)(2)	22,458,910	33.2%
Wellington Management Company, LLP.	7,057,090	10.4%
Douglas G. Bergeron(3)	4,746,817	7.0%
Jesse Adams(4)	231,799	*
William Atkinson(4)	227,581	*
David Turnbull(4)(5)	1,061,959	1.6%
Elmore Waller(4)	107,715	*
Barry Zwarenstein(4)	93,500	*
Craig A. Bondy(1)(2)	22,458,910	33.2%
James C. Castle	14,375	*
Leslie G. Denend	9,375	*
Robert B. Henske	7,500	*
Collin E. Roche(1)(2)	22,458,910	33.2%
Daniel Timm(1)(2)(6)	22,458,910	33.2%
All directors and executive officers as a group (12 persons)	28,954,531	42.8%

*                    Less than 1%.

(1)          The address of each of GTCR Fund VII, L.P., GTCR Capital Partners, L.P., GTCR Co-Invest, L.P. and Messrs. Bondy, and Roche is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(2)          Beneficial ownership information includes 20,759,834 shares of common stock held by GTCR Fund VII, L.P., 1,509,019 shares of common stock held by GTCR Capital Partners, L.P., and 190,057 shares of common stock held by GTCR Co-Invest, L.P. GTCR Golder Rauner, L.L.C. is the general partner of the general partner of GTCR Fund VII, L.P., the general partner of the general partner of the general partner of GTCR Capital Partners, L.P., and the general partner of GTCR Co-Invest, L.P. GTCR Golder Rauner, L.L.C., through a six-person members committee (consisting of Mr. Roche, Philip A. Canfield, David A. Donnini, Edgar D. Jannotta, Jr., Joseph P. Nolan and Bruce V. Rauner, with Mr. Rauner as the managing member), has voting and dispositive authority over the shares held by GTCR Fund VII, L.P., GTCR Capital Partners, L.P. and GTCR Co-Invest, L.P., and therefore beneficially owns such shares. Decisions of the members committee with respect to the voting and disposition of the shares are made by a vote of not less than one-half of its members and the affirmative vote of the managing member and, as a result, no single member of the members committee has voting or dispositive authority over the shares. Each of Messrs. Bondy, Roche,  Canfield, Donnini, Jannotta, Nolan and Rauner, as well as Vincent J. Hemmer, David F. Randell, George E. Sperzel and Daniel W. Yih are principals of GTCR Golder Rauner, L.L.C., and each of them disclaims beneficial ownership of the shares held by the GTCR funds.

The beneficial ownership information does not include 10,847,377 shares held by stockholders subject to the provision of the stockholders agreement described in the second paragraph of the section titled “Certain Relationships and Related Party Transactions—Agreements Related to Our 2002 Acquisition—Stockholders Agreement.” Each of the GTCR funds and each of the principals of GTCR Golder Rauner, L.L.C. as listed in the preceding paragraph disclaims beneficial ownership of those shares.

(3)          Beneficial ownership information includes 496,834 shares held by DGB Investments, Inc., an investment company controlled by Mr. Bergeron, and 4,249,983 shares held by various family trusts the beneficiaries of which are members of Mr. Bergeron’s family.

(4)          17,500 shares of those listed as beneficially owned by each of Messrs. Adams, Atkinson and Turnbull, 43,000 shares of those listed as beneficially owned by Mr. Waller, and 93,500 shares of those listed as beneficially owned by Mr. Zwarenstein represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after December 31, 2005.

(5)          Beneficial ownership information includes 201,213 shares of common stock held by NBI Irrevocable Trust #1, 201,213 shares of common stock held by NBI Irrevocable Trust #2, 201,213 shares of common stock held by NBI Irrevocable Trust #3 and 201,213 shares of common stock held by NBI Irrevocable Trust #4.  Linda Gores Turnbull (who is the wife of Mr. Turnbull), is a co-trustee of each of NBI Irrevocable Trust #1, NBI Irrevocable Trust #2, NBI Irrevocable Trust #3 and NBI Irrevocable Trust #4. Mr. Turnbull disclaims beneficial ownership of all shares held by the NBI Irrevocable Trust #1, NBI Irrevocable Trust #2, NBI Irrevocable Trust #3 and NBI Irrevocable Trust #4.

(6)          Mr. Timm will cease to be a member of the Board when his term as a director expires at the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons have a direct or indirect material interest. The Audit Committee reviews and approves each individual related party transaction exceeding $60,000, and believes all of these transactions were on terms that were reasonable and fair to us. The Audit Committee also reviews and monitors on-going relationships with related parties to ensure they continue to be on terms that are reasonable and fair to us.

Transaction with Certain Affiliates

Since November 1, 2002, we have paid approximately $1.8 million to Driver Alliant Insurance Services, Inc., of which Driver Alliant received approximately $71,000 as service fees for insurance brokerage services and the remainder of which was remitted to insurers as insurance premiums, and we have paid approximately $91,000 to Horn Murdock Cole for consulting services. Additionally, Driver Alliant received customary commissions from various companies in their capacity as our health insurance broker. Both of these entities are controlled by GTCR Golder Rauner, L.L.C., an affiliate of GTCR Fund VII, L.P., one of our significant stockholders. While we believe that each of these transactions was on terms substantially comparable to those we could have obtained from unaffiliated parties, we did not seek proposals from third parties for their services. We no longer receive services from any of the foregoing entities controlled by GTCR, other than from Driver Alliant for health insurance brokerage.

For the years ended October 31, 2005, 2004 and 2003, we recorded $125,000, $250,000 and $250,000, respectively, of management fees payable to GTCR Golder Rauner, L.L.C. an affiliate of GTCR Fund VII, L.P., of our significant stockholders. These fees are included in general and administrative expenses in the accompanying consolidated statements of operations. Upon the closing of our initial public offering, the management fees ceased.

Indemnification and Employment Agreements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that authorize and require us to indemnify our officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. We have also entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in Delaware law. We have also entered into change of control agreements and/or employment agreements with our Chief Executive Officer and our Chief Financial Officer. See “Executive Compensation—Employment Contracts and Change of Control Arrangements.”

Stock Option Grants

We have granted stock options to purchase shares of our common stock to our executive officers and directors. See “Executive Compensation” and “Director Compensation”.

Restricted Stock Grants to Executive Officers

We granted restricted stock to our CEO in connection with our 2002 acquisition. See “Employment Contracts and Change of Control Arrangements—Douglas G. Bergeron.”

Our 2002 Acquisition

On July 1, 2002, we acquired all of the outstanding common stock of VeriFone, Inc., our principal operating subsidiary, from VeriFone Holding Corp., a wholly owned subsidiary of Gores Technology

Group. Our 2002 acquisition was financed through (i) borrowings of $95 million, including a $35 million revolving and term loan facility with a third party and a $60 million senior subordinated loan agreement with affiliates of GTCR and TCW/Crescent Mezzanine, and (ii) proceeds of approximately $1 million from the issuance of common stock and $63 million from the issuance of class A redeemable convertible preferred stock. The loan agreement with affiliates of GTCR and TCW/Crescent Mezzanine also contained warrants to purchase common stock and class A redeemable convertible preferred stock.

Senior Subordinated Loan Agreement with Affiliates of GTCR and TCW/Crescent Mezzanine

Under the senior subordinated loan agreement, we borrowed an aggregate of $60 million under promissory notes, consisting of $30 million borrowed from each of GTCR and TCW/Crescent Mezzanine, to facilitate the acquisition of VeriFone, Inc. The notes bore interest at 13.0% per annum, which was payable quarterly, and were due in full in July 2012. The promissory notes were fully repaid in June 2004 with proceeds from our secured credit facility.

In conjunction with the loan agreement, an affiliate of GTCR received warrants to purchase 2,577,102 shares of our common stock for $0.0067 per share and 4,209 shares of our class A redeemable convertible preferred stock for $0.01 per share, and affiliates of TCW/Crescent Mezzanine were issued warrants to purchase 2,577,102 shares of our common stock for $0.0067 per share and 4,209 shares of our class A redeemable convertible preferred stock for $0.01 per share. In each case, the exercise price for the warrants was deemed paid on issuance of the promissory notes. These lenders immediately exercised the warrants for our class A redeemable convertible preferred stock, and the affiliate of GTCR immediately exercised all of their warrants to purchase our common stock. The affiliates of TCW/Crescent Mezzanine exercised their warrants to purchase our common stock in June 2004.

Issuance of Common Stock in Our 2002 Acquisition

On July 1, 2002, in connection with our 2002 acquisition, we issued an aggregate of 5,932,219 shares of common stock to Mr. Bergeron and an affiliate pursuant to a senior management agreement with Mr. Bergeron. These arrangements are described in greater detail under the caption “Executive Compensation—Employment Contracts and Change of Control Arrangements—Douglas G. Bergeron”. In addition, on July 1, 2002 we issued under our 2002 securities purchase plan an aggregate of 1,199,198 shares of common stock to eight other executives.

Issuance of Class A Redeemable Convertible Preferred Stock

In July 2002, we issued 4,209 shares of class A redeemable convertible preferred stock to affiliates of GTCR and TCW/Crescent Mezzanine pursuant to the exercise of warrants, and sold 3,302 shares of class A redeemable convertible preferred stock for $1,000 per share to DGB Investments, Inc., a company controlled by Douglas G. Bergeron, our chief executive officer, pursuant to a senior management agreement.

On June 30, 2004, we redeemed all outstanding class A redeemable convertible preferred stock for $1,000 per share plus all accrued and unpaid dividends aggregating to $86.2 million.

Dividends on each share of class A redeemable convertible preferred stock accrued on a daily basis at a rate of 9% per annum of the sum of the liquidation value, which was $1,000 per share, plus accumulated and unpaid dividends. To the extent not paid on March 31, June 30, September 30, and December 31 of each year, all dividends that had accrued on each share of class A redeemable convertible preferred stock outstanding accumulated and remained accumulated until paid. At the request of a majority of the holders of the class A redeemable convertible preferred stock, we would have applied the net proceeds from any public offering to redeem all or any portion of the shares of class A redeemable convertible preferred stock then outstanding at $1,000 per share plus accrued and unpaid dividends.

Agreements Related to Our 2002 Acquisition

In connection with our 2002 acquisition, we and our subsidiaries entered into several agreements with various related parties under which we have certain ongoing obligations, as described below.

Purchase Agreement

We issued common stock and class A redeemable convertible preferred stock in our 2002 acquisition to affiliates of GTCR and TCW/Crescent Mezzanine pursuant to a purchase agreement. The class A redeemable convertible preferred stock has been redeemed according to its terms and is no longer outstanding. The purchase agreement imposes continuing requirements on us in favor of the stockholders who purchased stock in our 2002 acquisition, as well as in favor of certain of their assignees.

We must deliver periodic financial statements and other financial information to the affiliates of GTCR and TCW/Crescent Mezzanine that purchased our stock in the recapitalization, as well as to any person or entity to which they may assign such stock, as long as that person holds any of our common stock.

In addition, until GTCR and its affiliates own less than 37.5% of the shares of our common stock it owned immediately following our initial public offering (that is, less than 11,962,373 shares), we will be subject to the following restrictions:

•       GTCR will have the right to designate at least one member of each of the Compensation Committee and Corporate Governance and Nominating Committee of our Board of Directors, and

•       we may not amend, modify or waive any provision of any existing agreement with key executives, including Douglas G. Bergeron, Jesse Adams, William Atkinson, David Turnbull, Elmore Waller, Nigel Bidmead and Robert Lopez, without the consent of the holders of a majority of the shares of common stock that we issued in our 2002 acquisition to affiliates of GTCR and TCW/Crescent Mezzanine (to the extent still held by them).

Stockholders Agreement

In connection with our 2002 acquisition, we entered into a stockholders agreement with certain executives and affiliates of GTCR and TCW/Crescent Mezzanine and an affiliate of Gores Technology Group and its successors.

The stockholders agreement has a provision that applies to transactions in which we undergo a change in control. Subject to specified conditions, the agreement requires the stockholders who are parties to it to consent to any sale of VeriFone Holdings to a non-affiliate of GTCR if the sale is approved by the holders of a majority of the shares subject to the agreement. This provision generally applies to any set of transactions that results in the acquisition, by a person or group of related persons, of substantially all of our assets or of an amount of our stock with sufficient voting power to elect a majority of our directors. However, a public offering of our stock or a sale to GTCR affiliates is not subject to this provision.

Professional Services Agreement

In connection with our 2002 acquisition, our subsidiary VeriFone, Inc. entered into a professional services agreement with GTCR, pursuant to which VeriFone, Inc. engaged GTCR as a financial and management consultant. Under this agreement, GTCR agreed to consult with the boards of directors and management of us and our affiliates regarding corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financings. VeriFone, Inc. agreed to pay GTCR an annual management fee of $250,000, and to reimburse GTCR for fees and expenses incurred by GTCR or its personnel. For the twelve months ended October 31, 2005, we paid GTCR a management fee of $125,000 under this agreement. VeriFone, Inc. also agreed to pay GTCR a placement fee equal to 1% of the gross amount of any debt or equity financing of VeriFone Holdings, Inc., and to indemnify GTCR and its personnel against losses arising from their performance under the agreement (except due to gross negligence or willful misconduct). We paid GTCR approximately $1.6 million in connection with our 2002 acquisition and approximately $2.9 million in connection with our establishment of our secured credit facility. The professional services agreement was terminated prior to the completion of our initial public offering on May 4, 2005.

Registration Rights Agreement

We entered into a registration rights agreement pursuant to which we have agreed to register for sale under the Securities Act shares of our common stock in the circumstances described below. This agreement provides some stockholders with the right to require us to register common stock owned by them and other stockholders who are parties to the agreement, and provides stockholders who are parties to the agreement with the right to include common stock owned by them in a registration statement under most other circumstances.

Demand Rights.   The holders of a majority of the shares described below, acting as a single group, have the right to require us to register such shares:

•       shares of our common stock issued to specified affiliates of GTCR and TCW/Crescent Mezzanine as part of our 2002 acquisition, as well as any other shares of common stock owned by any person who owns such shares issued as part of our 2002 acquisition; and

•       shares of our common stock issuable on the exercise of warrants that have been or may be issued to specified affiliates of GTCR and TCW/Crescent Mezzanine, as well as any other shares of common stock owned by any person who owns shares issued on exercise of such warrants.

We call the right to require us to register shares a demand right, and the resulting registration a demand registration. Stockholders with demand rights may make an unlimited number of such demands for registration on Form S-1 or, if available to us, on Form S-3. In addition, the holders of a majority of the shares or warrants described above that were issued initially to specified affiliates of TCW/Crescent Mezzanine may separately demand registration once on Form S-3 beginning on October 27, 2005, if registration on Form S-3 is then available to us. Holders of piggyback rights, described below, may include shares they own in a demand registration.

Piggyback Rights.   A larger group of stockholders can request to participate in, or “piggyback” on, registrations of any of our securities for sale by us or by a third party. We call this right a piggyback right, and the resulting registration a piggyback registration. The piggyback right applies to the following shares:

•       the shares described above that have demand rights;

•       shares of our common stock held by specified executives, as well as any other executive who, with the consent of an affiliate of GTCR, becomes a party to the registration rights agreement. As of December 31, 2005, the executives who were parties to the registration rights agreement were Messrs. Adams, Atkinson, Bergeron, Turnbull and Waller, Nigel Bidmead and Robert Lopez, as well as several former executives who remain stockholders, Denis Calvert, Donald Campion, Robert Cook, Gary Grant and James Sheehan; and

•       shares of our common stock held by any other person to whom we issue equity securities and whom we permit, with the consent of an affiliate of GTCR, to become a party to the registration rights agreement.

The piggyback right applies to any registration other than:

•       a demand registration,

•       our initial public offering, or

•       a registration on Form S-4 or S-8.

Conditions and Limitations; Expenses.   The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances.

We are not required to make a demand registration on Form S-1 within 90 days of either a prior demand registration on Form S-1 or a prior piggyback registration, unless those stockholders with piggyback rights were unable to register all the shares they wished to in the prior piggyback registration. In addition, holders of securities with registration rights may not make any public sale of our equity securities (including sales under Rule 144) in any underwritten offering in which registration rights were exercised until 90 days after the effectiveness of the final prospectus used in connection with such offering. (In either case, the managing underwriters for the relevant offering may agree to shorten this period.)

The underwriters in any demand registration, and in any piggyback registration that is underwritten, will be selected by the holders of a majority of the shares with demand rights that are included in the registration.

Other than underwriting discounts and commissions and brokers’ commissions, we will pay all registration expenses in connection with a registration, as well as reasonable (or otherwise limited) fees for legal counsel to the stockholders with registration rights.

STOCK PRICE PERFORMANCE

The following graph compares the performance of an investment in our common stock from April 29, 2005 (the date of our initial public offering) through October 31, 2005, with the S&P 500 Index and a selected peer group index (the “Peer Group Index”). The Peer Group Index was selected on an industry basis and includes Hypercom Corporation, Ingenico S.A., International Business Machines Corp., Lipman Electronic Engineering Ltd., MICROS Systems, Inc., NCR Corporation, Radiant Systems, Inc. and Symbol Technologies, Inc.

The graph assumes $100 was invested at the close of market on April 29, 2005 (the date of our initial public offering) in each of our common stock, the S&P 500 Index and the Peer Group Index and the reinvestment of dividends on the date of payment without payment of any commissions. No cash dividends have been declared on VeriFone’s common stock since VeriFone’s initial public offering. The comparisons in this graph are not intended to forecast or be indicative of possible future performance of VeriFone’s common stock.

The table below shows the cumulative total returns in dollars of our common stock, the S&P 500 Index and the Peer Group Index at the end of each calendar month since VeriFone’s initial public offering, assuming $100 was invested at the close of the market on April 29, 2005 the date of our initial public offering in each of our common stock, the S&P 500 Index and the Peer Group Index and the reinvestment of dividends on the date of payment without payment of any commissions. No cash dividends have been declared on VeriFone’s common stock since VeriFone’s initial public offering. The comparisons in this table are not intended to forecast or be indicative of possible future performance of VeriFone’s common stock.

	4/29/05	5/31/05	6/30/05	7/29/05	8/30/05	9/30/05	10/31/05
VeriFone Holdings, Inc	100.00	120.7	151.2	194.0	204.2	187.1	215.8
S&P 500 Index	100.00	103.0	103.0	106.7	105.5	106.2	104.3
Peer Group Index	100.00	92.6	88.8	91.0	81.2	80.9	81.0

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of VeriFone has selected and appointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of VeriFone and its subsidiaries for the year ending October 31, 2006.  Ernst & Young LLP audited the financial statements for us for the years ended October 31, 2005, 2004 and 2003. A member of that firm will be present at the annual meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of VeriFone and its stockholders. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its selection of our independent registered public accounting firm.

Pre-approval of Audit and Non-Audit Services

Our Audit Committee has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and permissible non-audit services to be performed by Ernst & Young LLP. Any proposed service that has received pre-approval but which will exceed pre-approved cost limits will require separate pre-approval by the Audit Committee. In accordance with the pre-approval policy, the Audit Committee may from time to time delegate pre-approval authority to the Chairman of the Audit Committee. If the Chairman exercises this authority, he must report any pre-approval decisions to the full Audit Committee at its next meeting.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows information about fees paid by VeriFone and its subsidiaries to Ernst & Young LLP during the years ended October 31, 2005 and 2004 (in thousands):

	2005		Percentage of 2005 Services Approved by Audit Committee	2004	Percentage of 2004 Services Approved by Audit Committee (1)
Audit fees	$3,028	(2)	100%	$1,773	N/A
Audit-related fees	273		100	154	N/A
Tax fees	126		100	972	N/A
All other fees	2		100	2	N/A
Total fees	$3,429			$2,901

(1)          Audit and non-audit fees did not need to be approved by VeriFone’s Audit Committee prior to VeriFone’s initial public offering.

(2)          Audit fees in 2005 included fees in respect of our initial public offering that was completed on May 4, 2005 and our follow-on offering that was completed on September 23, 2005.

Audit Fees. This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category primarily include employee benefit plan audits, due diligence related to acquisitions and consultations concerning financial accounting and reporting standards and advisory services associated with our Sarbanes-Oxley compliance initiatives.

Tax Fees. This category consists of professional services rendered by Ernst & Young LLP, primarily in connection with our tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

All Other Fees. This category consists of fees for products and services other than the services reported above.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of VeriFone and its subsidiaries for the year ending October 31, 2006. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

PROPOSAL 3: APPROVAL OF THE VERIFONE BONUS PLAN

As a part of a program to provide an additional vehicle to focus and motivate the performance of employees of VeriFone, the Board has adopted the VeriFone Bonus Plan (the “VBP”), to be effective as of November 1, 2005, subject to the approval of the VBP by VeriFone’s stockholders. The VBP provides an opportunity for employees to earn incentive cash compensation for contributing significantly to the strategic and long-term performance objectives and growth of VeriFone. The purpose of the VBP is to align compensation with quarterly and annual performance and to enable VeriFone to attract, retain and reward highly qualified individuals who contribute to VeriFone’s success.

The VBP is being submitted to stockholders for approval so that payments to named executive officers under the VBP will be deductible under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code limits VeriFone’s deduction to $1 million per year per executive for certain compensation paid by VeriFone to each of its named executive officers, unless the compensation is “qualified performance-based compensation.”  Under Treasury Regulations promulgated pursuant to section 162(m) of the Code, at least three conditions must be satisfied in order for compensation to qualify as performance-based: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (iii) a committee of the board of directors that is comprised solely of two or more “outside directors” must certify that the performance goals have been satisfied before payment.

The VBP has been designed and will be administered to provide “qualified performance-based compensation” as set forth under Section 162(m) of the Code. If the VBP is not approved by stockholders, it is currently contemplated that VeriFone would continue to make bonuses to its named executive officers that would not be deductible under Section 162(m) of the Code to the extent that (in combination with other non-exemption compensation) they exceed the $1 million limit. If the VBP is not approved by stockholders, it is currently contemplated that the VBP would be resubmitted to stockholders in 2007.

A summary of the VBP is set forth below but is qualified in its entirety by reference to the full text of the VBP itself, which is attached as Annex B to this Proxy Statement.

General and Administration

The VBP provides for quarterly, annual or other performance period bonuses to eligible VeriFone employees. The Compensation Committee (which consists of “outside” directors) will be responsible for administering the VBP in its sole discretion, including interpreting the terms and provisions of the VBP. The VBP does not preclude payment of other compensation apart from the VBP. Nondeductible compensation may be paid by VeriFone if the Committee or the Board determines that such payments are in the interest of VeriFone. The maximum aggregate amount of bonuses that may be awarded to any individual employee during any fiscal year is $2,000,000. There is no requirement that the maximum amount be awarded.

Eligibility

All employees of VeriFone will be eligible to participate in the VBP. The VBP contains provisions that will enable the Compensation Committee to designate additional employees that may participate in the VBP.

The actual number of participants in the VBP cannot be determined in advance. As of October 31, 2005, VeriFone employed 1,050 persons worldwide, any number of whom could be selected by the Compensation Committee to participate in the VBP.

Performance

The amount of any bonuses will be based on objective performance goals and a targeted level or levels of performance with respect to each goal as specified by the Compensation Committee. The performance criteria for bonuses will be based upon one or more of the following criteria: before or after tax net income; net revenues, earnings per share; stock price; the relative performance in comparison to peer group companies; expense management; improvements in capital structure; return on assets; profit margins; budget comparisons; and total return to stockholders.

The Compensation Committee may determine in its sole discretion the applicable performance period and goals relating to any bonuses with respect to each participant in the VBP. Under normal circumstances, these performance goals will be established within the time period that is the first 25% of each performance period.

Committee Certification

The Compensation Committee must certify as to the attainment of applicable performance goals prior to the payment of any bonus, and may reduce (but may not increase) the amount of any bonus. In determining the amount, the Compensation Committee will consider the established target bonuses, the degree to which the established goals were satisfied and any other criteria it deems appropriate.

Duration and Amendment

If the VBP is approved by stockholders, the VBP will be effective for fiscal 2006 and will expire on October 31, 2010. The VBP may be amended, suspended or terminated in whole or in part at any time by the Board without stockholder approval, unless stockholder approval is required by any applicable law, rule or regulation. In order to maintain the VBP’s qualification under 162(m) of the Code, material amendments of the VBP will require stockholder approval.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR approval of the VeriFone Bonus Plan.

PROPOSAL 4: APPROVAL OF THE VERIFONE 2006 EQUITY INCENTIVE PLAN

VeriFone is asking its stockholders to approve the VeriFone 2006 Equity Incentive Plan (the “Plan”), a broad-based plan that has been approved by the Board under which VeriFone grants awards to its employees, including officers and directors, non-employee directors and consultants (the “Plan Participants”). The Board believes that VeriFone’s interests are advanced by providing Plan Participants with an additional incentive to enhance the long-term performance of VeriFone and to remain in the service of VeriFone and its subsidiaries. In the event that the Plan is approved, VeriFone will no longer grant stock awards under its currently existing equity incentive plans.

A summary of the Plan is set forth below but is qualified in its entirety by reference to the full text of the Plan itself, which is attached as Annex C to this Proxy Statement.

General and Administration

The Plan will be administered by a committee (the “Committee”), which shall consist of at least two members of the Board. The Board, in its discretion, may also administer the Plan and, in such a case, has all of the rights, powers and authority of the Committee.

Among other things, the Committee will select the persons to whom awards (“Awards”) will be made under the Plan, the time when Awards will be granted, the terms of the Awards and the number of shares of VeriFone common stock subject to the Awards. Specific future Awards are not determinable at this time. Actions of the Committee shall be taken by the vote of a majority of its members.

The Committee has the authority to construe, interpret and implement the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations. The determination of the Committee on all matters relating to the Plan or any Award is final, binding and conclusive. The Committee will have no liability to any person (including, without limitation, any Plan Participant) for any action taken, or omitted to be taken, in good faith with respect to the Plan or any Award.

Eligibility

Awards may be made to any director, officer, employee or consultant of VeriFone and its subsidiaries, including any prospective employees or consultants, as selected by the Committee in its sole discretion.

Because the granting of Awards under the Plan will be entirely within the discretion of the Committee, it is not possible to designate the employees to whom Awards will be granted under the Plan or the number of shares of VeriFone common stock that will be subject to Awards that are granted under the Plan.

Stock Issuable Under the Plan

Subject to adjustment as provided below, the total number of shares of VeriFone common stock that may be issued under the Plan is 12,000,000 shares. Any shares granted as stock options or stock appreciation rights shall be counted as 1 share issued under the Plan for each share so granted. Any shares granted as Awards other than stock options or stock appreciation rights shall be counted as 1.75 shares issued under the Plan for each share so granted. Shares of VeriFone common stock subject to any Award that expires, terminates or otherwise lapses will again become available for issuance under the Plan. Shares issued under the Plan may be authorized but unissued VeriFone common stock or authorized and issued VeriFone common stock held in VeriFone’s treasury or acquired by VeriFone for purposes of the Plan. If the Plan is approved by the Company’s stockholders, no additional shares will be issued under the Company’s existing stock option plans.

The number of shares of VeriFone common stock covered by each outstanding Award, the number of shares available for Awards, and the price per share of VeriFone common stock covered by each outstanding Award may be proportionately adjusted, as determined in the sole discretion of the Committee, for any increase or decrease in the number of issued shares of VeriFone common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of VeriFone common stock, or any other increase or decrease in the number of issued shares of VeriFone common stock effected without receipt of consideration by VeriFone or to reflect any distributions to holders of common stock other than regular cash dividends paid pursuant to an announced dividend policy. After any such adjustment, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

Unless otherwise provided in an award agreement or determined by the Committee, a successor to VeriFone as a result of a business combination may assume, or replace with equivalent awards, all outstanding Awards.

Types of Awards

The Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units, dividend equivalent rights and other stock Awards.

Stock Options.   A stock option is the right to acquire shares of VeriFone common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees or consultants, but not VeriFone, to more favorable tax treatment). The number of shares of VeriFone common stock covered by each option will be determined by the Committee.

The exercise price of the shares of VeriFone common stock subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the grant date) of the shares of common stock covered by the option. Nowithstanding the foregoing, the exercise price of an incentive stock option must be at least 110% of the fair market value (on the grant date) of the shares of VeriFone common stock covered by the option if (on the grant date) the Plan Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of VeriFone. The aggregate fair market value of shares of VeriFone common stock (determined on the grant date) covered by incentive stock options which first become exercisable by any Plan Participant during any calendar year also may not exceed $100,000.

The Committee establishes the vesting schedule of each option at the time of grant. Stock options will become exercisable during such times and subject to such terms and conditions as determined by the Committee, in its sole discretion. If a Plan Participant has been discharged for cause, then all stock options not previously exercised will terminate. However, if the termination of employment is by reason other than a discharge for cause, the Plan Participant may exercise any vested stock options for 90 days (365 days in the case of death or disability) after the termination of employment.

Stock Appreciation Rights.   The Committee may grant stock appreciation rights which entitle the Award holder to receive an appreciation distribution in cash or shares of VeriFone common stock equal to the excess, if any, of the fair market value of the shares of VeriFone common stock on the date of exercise of the stock appreciation right over the exercise price per stock appreciation right (or accompanying award). Stock appreciation rights will become exercisable during such times and subject to such terms and conditions as determined by the Committee, in its sole discretion.

Restricted Shares.   The Committee may grant restricted shares of VeriFone common stock in amounts, and subject to such terms and conditions, as the Committee may determine, in its sole discretion. The grantee will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the award agreement. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Plan and the applicable award agreement.

Restricted Stock Units.   The Committee may grant restricted stock units in amounts, and subject to such terms and conditions, as the Committee may determine. The Committee has the discretion to determine the Plan Participants to whom restricted stock unit Awards are to be made, the times at which such Awards are to be made, the size of such Awards and all other conditions of such Awards, including the restrictions on such Awards. Recipients of restricted stock units have only the rights of a general unsecured creditor of VeriFone and do not have rights as a stockholder of VeriFone until the VeriFone common stock underlying the restricted stock units is delivered.

Dividend Equivalent Rights.   The Committee may, in its discretion, include in the award agreement a dividend equivalent right entitling the grantee to receive amounts equal to the dividends that would be paid, during the time such Award is outstanding, on the shares of VeriFone common stock covered by such Award as if such shares were then outstanding. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of VeriFone until payment of such amount is made as specified in the applicable award agreement.

Performance Shares and Share Units.   Performance shares and share units are Awards that will result in a payment to a Plan Participant only if performance goals and/or other vesting criteria (including, for example, continued employment) established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals will be determined by the Committee, in its sole discretion, and may be applied on a company-wide, business unit or individual basis, as deemed appropriate in light of the Plan Participant’s specific responsibilities.  The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, VeriFone common stock, or in a combination of cash and VeriFone common stock.

Other Stock-Based Awards.   The Committee may grant other types of stock-based Awards, in amounts, and subject to the terms and conditions of the Plan, as the Committee may determine. These Awards may involve the transfer of actual shares of VeriFone common stock, or the payment in cash or otherwise of amounts based on the value of shares of VeriFone common stock, and may include Awards designed to comply with, or take advantage of certain benefits of, the local laws of U.S. and non-U.S. jurisdictions.

Nonassignability

Except to the extent otherwise provided in the award agreement or approved by the Committee, no Award or right granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner, other than by will or by the laws of descent and distribution. During the life of the grantee, Awards may be exercised only by the grantee or the grantee’s legal representative.

Duration and Amendment

The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect, except that no such amendment shall materially impair any rights or materially increase any obligations of the grantee under any Award theretofore made under the Plan without the consent of the grantee.

Unless sooner terminated by the Board, the Plan shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award agreements.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR approval of the VeriFone 2006 Equity Incentive Plan.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires VeriFone’s executive officers, directors, and persons who own more than 10% of VeriFone’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of VeriFone. The officers, directors and 10% stockholders are required by SEC regulations to furnish VeriFone with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who failed to file on a timely basis reports that were due during the most recent fiscal year or, in certain cases, prior years. Based on our review of reports we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year ended October 31, 2005, all Section 16(a) filing requirements were satisfied on a timely basis.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by VeriFone under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee,” “Report of the Corporate Governance and Nominating Committee,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Stock Price Performance,” will not be deemed incorporated and are not considered “soliciting” material.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our proxy statement and annual report have been sent to your address.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to our Investor Relations department at VeriFone Holdings, Inc., 2099 Gateway Place, San Jose, CA 95110 or by telephone at (408) 232-7800.  If you currently receive multiple copies of VeriFone’s proxy materials and would like to participate in householding, please contact our Investor Relations department at the address or phone number described above.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David Turnbull Secretary

San Jose, California
Dated:  February 17, 2006

SCHEDULE OF ANNEXES

Annex	Document
Annex A	Audit Committee Charter
Annex B	VeriFone Bonus Plan
Annex C	VeriFone 2006 Equity Incentive Plan

Annex A

VeriFone Holdings, Inc.

Audit Committee Charter

Organization

This charter governs the operations of the Audit Committee. The Board of Directors shall appoint an Audit Committee (the “Committee”) of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Committee. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board Members as set forth in the applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act.

Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert,” as defined by SEC rules. Members shall not serve on more than three public company audit committees simultaneously.

The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent auditor. The Committee shall report regularly to the Board of Directors with respect to its activities, and shall review with the full Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm, and the performance of the internal audit function.

Purpose

The purpose of the Committee shall be to:

•       Provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) and the performance of the Company’s internal audit function and independent registered public accounting firm; and

•       Prepare the Audit Committee report that SEC proxy rules require to be included in the Company’s annual proxy statement.

The Committee shall retain and compensate such outside legal, accounting, or other advisors, as it considers necessary in discharging its oversight role.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent registered public accounting firm, the internal auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.

Delegation

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided that any pre-approvals made under delegated authority are presented to the Audit Committee at its next scheduled meeting.

Resources and Authority

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as may be necessary or appropriate, without approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of: (1) compensation to the independent registered public accounting firm and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation of any advisers employed by the Audit Committee; and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Performance Evaluation

The Audit Committee shall at least annually review with the Board the performance of the Audit Committee, and compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to this charter that the Audit Committee deems necessary or desirable. The performance evaluation may be conducted in any manner that the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee for that purpose.

Duties and Responsibilities

The Committee has the responsibilities and powers set forth in this Charter.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company and for implementing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•       The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the listed issuer, and the independent registered public accounting firm and any other registered public accounting firm must report directly to the Committee.

•       At least annually, the Committee shall obtain and review a report by the independent registered public accounting firm describing: (i) the firm’s internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accounting firm and the Company (to assess the auditors’ independence), including at least the matters set forth in Independence Standards Board No. 1.

•       The independent registered public accounting firm shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

•       After reviewing the foregoing reports and the independent registered public accounting firm’s work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent registered public accounting firm and take into account the opinions of management and the Company’s personnel responsible for the internal audit function.

•       The Committee shall discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself. The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

•       The Committee shall pre-approve all audit and non-audit services provided by the independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•       The Committee shall discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

•       The Committee shall regularly review with the independent registered public accounting firm any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accounting firm’s activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office relating to problems or difficulties encountered with respect to significant auditing or accounting issues; any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company; and the form of opinion that the audit firm proposes to render to the Board of Directors and the stockholders.

•       The Committee shall meet to review and discuss the quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent registered public accounting firm prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards.

•       The Committee shall meet to review and discuss the annual audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent registered public accounting firm prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K).

•       The Committee’s review of the Company’s financial statements and disclosures shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the company’s internal controls and any specific remedial actions adopted in light of material control deficiencies; (ii) discussions with management and the independent registered public accounting firm regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements; (iv) consideration of the judgment of both management and the independent registered public accounting firm about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accounting firm under professional standards.

•       The Committee shall receive and review a report from the independent registered public accounting firm, prior to the filing of the Company’s Annual Report on Form 10-K  (or the annual report to stockholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and other material written communications between the independent registered public accounting firm and management.

•       The Committee shall obtain from the independent registered public accounting firm assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

•       The Committee shall discuss with appropriate counsel to the Company any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

•       The Committee shall review and approve all related party transactions.

•       The Committee shall review and discuss the type and presentation of information to be included in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•       The Committee shall review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent registered public accounting firm’s report on management’s assessment.

•       The Committee shall discuss with management, the internal auditors, and the independent registered public accounting firm the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. In addition, the Committee shall discuss with management, the internal auditors, and the independent registered public accounting firm any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC.

•       The Committee shall review the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s code of conduct and programs to monitor compliance with such programs. The Committee shall receive corporate attorneys’ reports of evidence of any material violation of securities laws or breaches of fiduciary duty.

•       The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•       The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•       The Committee shall set clear hiring policies for employees or former employees of the independent registered public accounting firm that meet the SEC regulations and stock exchange listing standards.

•       The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

Annex B

VeriFone Bonus Plan

1.   Purpose.   The purpose of the VeriFone Bonus Plan (the “Plan”) is to advance the interests of VeriFone Holdings, Inc. (the “Company”) and its stockholders by providing incentives in the form of bonus awards to certain employees of the Company and any of its subsidiaries or other related business units or entities (“Affiliates”) who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its Affiliates.

2.   Administration.   The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), as such committee is from time to time constituted. The Committee may delegate its duties and powers in whole or in part (i) to any subcommittee thereof consisting solely of at least two “outside directors,” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals.

The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to select the employees to be granted bonus awards (the “Bonuses”) under the Plan, to determine the size and terms of the Bonus made to each individual selected (subject to the limitation imposed below), to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a “Covered Employee,” as such term is defined in Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives in respect of Bonuses and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute. If the Committee determines that a Bonus to be granted to a Covered Employee (or a person likely to be a Covered Employee) should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, all of the foregoing determinations shall be made by the Committee, if the Committee is comprised solely of “outside directors” and, if it is not, then by a subcommittee of the Committee so comprised.

3.   Participation.   The Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees of the Company and its Affiliates who may participate in the Plan and be granted Bonuses under the Plan (“Participants”).

4.   Bonuses under the Plan.

(a)   In General.   The Committee shall determine the amount of a Bonus to be granted to each Participant in accordance with subsection (b) below.

(b)   Bonuses.   (i)  The Committee may in its discretion award a Bonus to a Participant under the Plan subject to the terms and conditions of this subsection (b). Subject to clause (iii) of this Section 4(b), the amount of a Participant’s Bonus shall be an amount determinable from written performance goals approved by the Committee while the outcome is substantially uncertain and no more than 91 days after the commencement of the period to which the performance goal relates or, if for a period other than one year, the number of days that is equal to 25 percent of the relevant performance period. The maximum aggregate limit on Bonuses that may be awarded under this Plan to any Participant with respect to any calendar year is $2 million.

(ii)   The amount of any Bonus will be based on objective performance goals and a targeted level or levels of performance with respect to each goal as specified by the Committee. One or more of the following business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or business units of the Company shall be used by the Committee in establishing performance goals for Bonuses:  (A) before or after tax net income; (B) net revenues; (C) earnings per share; (D) stock price; (E) the relative performance of the Company in comparison to peer group companies; (F) expense management; (G) improvements in capital structure; (H) return on assets; (I) profit margins; (J) budget comparisons; and (K) total return to stockholders.

(iii)  The Committee shall determine (in writing with respect to any Covered Employee) whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Bonus. No Bonuses will be paid until such certification is made by the Committee.

(iv)  The provisions of this Section 4(b) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Affiliates of the payment of Bonuses to Covered Employees.

5.   Designation of Beneficiary by Participant.   The Committee or its delegate shall create a procedure whereby a Participant may file, on a form to be provided by the Committee, a written election designating one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant’s death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant’s death, without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the duly authorized representatives of the Committee or its delegate prior to the Participant’s death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant’s estate.

6.   Miscellaneous Provisions.

(a)   No employee or other person shall have any claim or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Affiliates.

(b)   Except as may be approved by the Committee, a Participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its Affiliates by the Participant.

(c)   The Committee shall have the authority to determine in its sole discretion the applicable performance period relating to any Bonus and to include with respect to any award any change in control provision.

(d)   The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

(e)   The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than any payments to be made by any of the Affiliates, which shall be made by such Affiliate, as appropriate. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to payment hereunder shall be no greater than the rights of the Company’s unsecured, subordinated creditors, and shall be subordinated to the claims of the customers and clients of the Company. All expenses involved in administering the Plan shall be borne by the Company.

(f)    The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(g)   The Plan shall be effective as of November 1, 2005 (the “Effective Date”), subject to the affirmative vote of the holders of a majority of all shares of Common Stock of the Company present in person or by proxy at the Annual Meeting of the Company to be held on March 22, 2006.

7.   Plan Amendment or Suspension.   The Plan may be amended, suspended or terminated in whole or in part at any time and from time to time by the Committee or the Board without the consent of the Company’s stockholders or any Participant; provided, however, that any amendment to the Plan shall be submitted to the stockholders if stockholder approval is required by any applicable law, rule or regulation.

8.   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor its submission of any terms of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards that do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

9.   Actions and Decisions Regarding the Business or Operations of the Company and/or its Affiliates.   Notwithstanding anything in the Plan to the contrary, neither the Company nor any of its Affiliates nor their respective officers, directors, employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any Affiliates.

Annex C

VERIFONE HOLDINGS, INC.

2006 EQUITY INCENTIVE PLAN

Table of Contents

ARTICLE I
GENERAL		1
1.1	Purpose	1
1.2	Definitions of Certain Terms	1
1.3	Administration	4
1.4	Persons Eligible for Awards	6
1.5	Types of Awards Under the Plan	6
1.6	Shares Available for Awards	6
ARTICLE II
AWARDS UNDER THE PLAN		7
2.1	Award Agreements	7
2.2	No Rights as a Stockholder	7
2.3	Grant of Stock Options, Stock Appreciation Rights and Additional Options	7
2.4	Exercise of Stock Options and Stock Appreciation Rights	8
2.5	Cancellation and Termination of Stock Options and Stock Appreciation Rights	9
2.6	Terms of Options	9
2.7	Termination of Employment	10
2.8	Grant of Restricted Stock	10
2.9	Grant of Restricted Stock Units	11
2.10	Grant of Performance Shares and Share Units	11
2.11	Other Stock-Based Awards	12
2.12	Grant of Dividend Equivalent Rights	12
2.13	Right of Recapture	12
ARTICLE III
MISCELLANEOUS		12
3.1	Amendment of the Plan; Modification of Awards	12
3.2	Tax Withholding	13
3.3	Restrictions	13
3.4	Nonassignability	14
3.5	Requirement of Notification of Election Under Section 83(b) of the Code	14
3.6	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code	14
3.7	Change in Control	14
3.8	No Right to Employment	16
3.9	Nature of Payments	16
3.10	Non-Uniform Determinations	16
3.11	Other Payments or Awards	17
3.12	Section Headings	17
3.13	Effective Date and Term of Plan	17
3.14	Governing Law	17
3.15	Severability; Entire Agreement	17
3.16	No Third Party Beneficiaries	17
3.17	Successors and Assigns	17
3.18	Waiver of Claims	17

ARTICLE I

GENERAL

1.1   Purpose

The purpose of the VeriFone Holdings, Inc. 2006 Equity Incentive Plan (the “Plan”) is to provide an incentive for officers, other employees, prospective employees and directors of, and consultants to, VeriFone Holdings, Inc. (the “Company”) and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

1.2   Definitions of Certain Terms

(a)   “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b)   “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award, that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Cause” shall have the meaning specified in a holder’s Award Agreement or if not specified therein shall mean the occurrence of one or more of the following events as determined by the Committee in its discretion:

(i)    Conviction of a felony or any crime or offense lesser than a felony involving dishonesty, disloyalty or fraud with respect to the Company or any Related Entity or any of their respective properties or assets; or

(ii)   Gross negligence or willful misconduct that has caused demonstrable and serious injury to the Company or a Related Entity, monetary or otherwise; or

(iii)  Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company or a Related Entity, as the case may be; or

(iv)  Breach of duty of loyalty to the Company or a Related Entity or any act of fraud or dishonesty with respect to the Company or a Related Entity.

(e)   “Code” means the Internal Revenue Code of 1986, as amended.

(f)   “Committee” means the Compensation Committee of the Board and shall consist of not less than two directors. However, if a member of the Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

(g)   “Common Stock” means the common stock of the Company.

(h)   “Competition” is deemed to occur if a person whose employment with the Company or a Related Entity has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses in which the Company or any Related Entity engages and with which the person was involved at any time during his or her employment with or other service for the Company or any Related Entity.

(i)   “Disability” means a disability that would entitle an eligible participant to payment of regular disability payments under any Company disability plan or as otherwise determined by the Committee.

(j)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)   The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the New York Stock Exchange or the last preceding date on which there was a sale of such Common Stock on such exchange or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its discretion, shall determine.

(l)   “Grantee” means a person who receives an Award.

(m)   “Incentive Stock Option” means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(n)   “Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.

(o)   “Key Persons” means directors, officers and other employees of the Company or of a Related Entity, and consultants to the Company or a Related Entity.

(p)   “Option Exercise Price” means the amount payable by a Grantee on the exercise of a stock option as determined by the Committee and set forth in such Grantee’s Award Agreement.

(q)   “Related Entity” means any parent or subsidiary corporation of the Company or any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or  a subsidiary corporation holds at least a 25% ownership interest, directly or indirectly and any other entity specifically designated as a Related Entity by the Committee.

(r)   “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(s)   “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(t)   Unless otherwise determined by the Committee, a Grantee shall be deemed to have a   “Termination of Employment” upon ceasing employment with the Company and all Related Entities (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company and all Related Entities as a director, consultant or otherwise). The Committee in its discretion may determine (i) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (ii) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (iii) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine in its discretion whether a Grantee’s Termination of Employment is for Cause and the date of termination in such case.

1.3   Administration

(a)   The Plan shall be administered by the Committee, which shall consist of not less than two directors; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein.

(b)   The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c)   Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d)   The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e)   No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f)   Notwithstanding anything to the contrary contained herein:  (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4   Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5   Types of Awards Under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, Non-Qualified Stock Options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based Awards, as set forth in Article II.

1.6   Shares Available for Awards

(a)   Total shares available.   The aggregate number of shares of the Company’s Common Stock that shall be available for grant under this Plan shall be 12,000,000. Any shares granted as Stock Options or SARs shall be counted as one (1) share for every share granted. Any shares granted as Awards other than Stock Options or SARs shall be counted against this limit as 1.75 shares for every share granted. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards shall be subject to adjustment as provided by Section 1.6(b). The shares issued pursuant to Awards granted under this Plan may be shares that either were reacquired by the Company, including shares purchased in the open market, or authorized but unissued shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock then the shares covered by such forfeited, terminated or cancelled award shall again become available for transfer pursuant to awards granted or to be granted under the Plan. If any shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee’s income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options granted under the Plan, then shares which are equal to the number of shares surrendered, withheld or tendered shall no longer be available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b)   Adjustments.   The number of shares of Common Stock covered by each outstanding Award, the number of shares available for Awards, and the price per share of Common Stock covered by each such outstanding Award may be proportionately adjusted, as determined by the Committee in its discretion, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock, including cash dividends other than regular cash dividends paid pursuant to an announced dividend policy; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1   Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. The Committee may grant Awards in tandem with any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

2.2   No Rights as a Stockholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a Stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.6(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3   Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a)   The Committee may grant stock options, including Incentive Stock Options and Non-Qualified Stock Options to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

(b)   The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

(c)   The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the stock appreciation right is granted in connection with a stock option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

(d)   Each Award Agreement with respect to a stock option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies).

(e)   Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no Incentive Stock Option (or a stock appreciation right granted in connection with an Incentive Stock Option) shall be exercisable more than seven (7) years after the date of grant.

(f)    To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as nonqualified stock options.

(g)   Notwithstanding the provisions of Sections 2.3(d) and (e), to the extent required under Section 422 of the Code, an Incentive Stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4   Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a)   A stock option or stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b)   Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c)   Any written notice of exercise of a stock option shall be accompanied by payment of the Option Exercise Price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement and permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d)   Promptly after receiving payment of the full Option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the certificate(s) to the Grantee’s broker-dealer.

2.5   Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time and in its discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefor.

2.6   Terms of Options

The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than seven years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Common Stock pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares of Common Stock constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the shares represented by Common Stock represented thereby, the optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by such outstanding option (including any dividend or voting rights).

2.7   Termination of Employment

(a)   Death or Disability.   If a participant ceases to be an officer or employee of, or to perform other services for, the Company or any Related Entity due to death or Disability, (A) all of the participant’s Awards that were vested and exercisable on the date of his or her death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of 365 days from the date of such death or Disability, but in no event after the expiration date of the Awards; provided that in the case of Disability, if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of his or her death or Disability shall be forfeited immediately. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(b)   Retirement.   If a participant ceases to be an officer or employee of, or to perform other services for, the Company or any Related Entity upon the occurrence of his or her Retirement, (A) all of the participant’s Awards that were vested and exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days after the date of Retirement, but in no event after the expiration date of the Awards; provided that if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of Retirement shall be forfeited immediately. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(c)   Discharge for Cause.   If a participant ceases to be an officer or employee of, or to perform other services for, the Company or a Related Entity due to Cause, all of the participant’s Awards shall expire and be forfeited immediately upon such cessation, whether or not then vested and exercisable.

(d)   Other Termination.   Unless otherwise determined by the Committee, if a participant ceases to be an officer or employee of, or to otherwise perform services for, the Company or a Related Entity for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s Awards that were vested and exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Awards; provided that if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

2.8   Grant of Restricted Stock

(a)   The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock Awards may be made independently of or in connection with any other Award.

(b)   The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the Grantee shall have the rights of a Stockholder with respect to the restricted stock, subject to the transfer restrictions and the Company repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(c)   Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

(d)   Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

(e)   During the ninety (90) days following the Grantee’s Termination of Employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Grantee (or the Grantee’s estate) in cash any amount paid by the Grantee for such shares.

2.9   Grant of Restricted Stock Units

(a)   The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b)   At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c)   At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the Grantee. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

2.10  Grant of Performance Shares and Share Units

The Committee may grant performance shares in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a stock certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee shall determine in its discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

2.11  Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.12  Grant of Dividend Equivalent Rights

The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.13  Right of Recapture

To the extent provided in the Award Agreement, if at any time within [one (1) year] after the date on which a participant exercises a stock option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based Award (each of which events is a “realization event”), the participant (a) is terminated for Cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Grantee from the realization event shall be paid by the Grantee to the Company upon notice from the Company. Such gain shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

ARTICLE III

MISCELLANEOUS

3.1   Amendment of the Plan; Modification of Awards

(a)   The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the Grantee under any Award theretofore made under the Plan without the consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b)   Stockholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or stock exchange listing requirements.

(c)   The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (a) or (d) of this Section or an amendment to effect an assumption or other action consistent with Section 3.7(b)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the person having the right to exercise the Award).

(d)   Notwithstanding anything to the contrary in this Section, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the affected Award), without regard to whether such amendment adversely affects a Grantee’s rights under the Plan or such Award Agreement.

3.2   Tax Withholding

(a)   As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b)   If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3   Restrictions

(a)   If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)   The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4   Nonassignability

Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any stock option which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a nonqualified stock option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

3.5   Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6   Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions),  such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7   Change in Control

(a)  A “Change in Control” means the occurrence of any one of the following events:

(i)    any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control:  (1) by the Company or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii)   the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates (a “Business Combination”), unless immediately following such Business Combination:

(A)  more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, and

(B)   at least 50% of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A) and (B) above shall be deemed to be a “Non-Qualifying Transaction”);

(iii)  individuals who, on [March 22], 2006, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to [March 22], 2006, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iv)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)    the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

(b)   The Committee may, in its discretion, determine whether, upon the occurrence of a Change in Control specified in paragraph (a)(i) or (a)(iii) above, any applicable Award shall Fully Vest (as defined below), such determination to be evidenced in the applicable Award Agreement. In the event that the applicable Award Agreement does not specify that an applicable Award will Fully Vest upon a Change in Control, such Award shall not Fully Vest.

(c)   Upon the occurrence of a Change in Control specified in paragraph (a)(iv) above, all outstanding Awards will terminate upon consummation of the liquidation or dissolution of the Company. The Committee may, in the exercise of its discretion in such instances, (i) provide that Awards shall Fully Vest as of any specified date prior to such liquidation or dissolution and/or (ii) declare that any Award shall terminate as of any specified date.

(d)   The following shall occur if Awards “Fully Vest”:  (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any restricted stock, restricted stock units and other stock-based Awards granted under the Plan will become fully vested, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any performance goals applicable to Awards will be deemed to be fully satisfied.

(e)   Upon the occurrence of any Change in Control or upon the occurrence of a Non-Qualifying Transaction where Awards are not assumed (or substituted) by the Surviving Corporation or Parent Corporation, the Committee may, in its discretion, (i) Fully Vest Awards, (ii) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor or (iii) provide that the period to exercise stock options or stock appreciation rights granted under the Plan shall be extended (but not beyond the expiration of such option or stock appreciation right).

(f)    The Committee shall determine in its discretion whether an Award shall be considered “assumed” or “substituted”. Without limiting the foregoing, for the purposes of Section 3.7, a stock option or stock appreciation right shall be considered “assumed” or “substituted” if in the reasonable determination of the Committee (i) the aggregate intrinsic value (the difference between the then fair market value as reasonably determined by the Committee and the exercise price per share of Common Stock multiplied by the number of shares of Common Stock subject to such award) of the assumed (or substituted) Award immediately after the Change in Control is substantially the same as the aggregate intrinsic value of such Award immediately before such transaction, (ii) the ratio of the exercise price per assumed (or substituted) Award to the fair market value per share of successor corporation stock immediately after the Change in Control is substantially the same as such ratio for such Award immediately before such transaction and (iii) the Award is exercisable for the consideration approved by the Committee (including shares of stock, other securities or property or a combination of cash, stock, securities and other property).

3.8   No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without Cause).

3.9   Nature of Payments

Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10  Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11  Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13  Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14  Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

3.15  Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16  No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17  Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18  Waiver of Claims

Each grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

C/O COMPUTERSHARE 250 ROYALL ST. CANTON, MA 02021

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to VeriFone Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERIFONE HOLDINGS, INC.

THE BOARD OF DIRECTORS OF VERIFONE HOLDINGS, INC. RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 and 4

					For	Withhold	For All	To withhold authority to vote,
Vote on Directors					All	All	Except	mark “For All Except” and write
1.	To elect as Directors of VeriFone Holdings, Inc. the nominees listed below.							the nominee’s number on the line below.

	01)	Douglas G. Bergeron	04)	Dr. Leslie G. Denend	☐	☐	☐
	02)	Craig A. Bondy	05)	Robert B. Henske
	03)	Dr. James C. Castle	06)	Collin E. Roche

Vote on Proposals								For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as VeriFone’s independent registered public accounting firm for its fiscal year ending October 31, 2006.							☐	☐	☐

3.	To approve the VeriFone Bonus Plan in order to qualify it under Section 162(m) of the Internal Revenue Code.							☐	☐	☐

4.	To approve the VeriFone 2006 Equity Incentive Plan.							☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s).  If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.  If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this					☐
box and write them on the back where indicated				Yes	No

Please indicate if you plan to attend this meeting				☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.				☐	☐

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)		Date

PROXY	PROXY

VERIFONE HOLDINGS, INC.

PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 22, 2006
AND SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas G. Bergeron and Barry Zwarenstein, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of VeriFone Holdings, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2006 Annual Meeting of Stockholders of VeriFone Holdings, Inc. to be held at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110, on March 22, 2006, at 2:00 p.m. for the purposes listed on the reverse side and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES

Address Changes/Comments:	____________________________________________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)